FINOVA
                           LOAN AND SECURITY AGREEMENT

BORROWER:                           DATATEC INDUSTRIES INC.

ADDRESS:                            23 MADISON ROAD
                                    FAIRFIELD, NEW JERSEY  07004

DATE:                               MARCH 17, 1997


THIS LOAN AND SECURITY AGREEMENT ("Agreement") dated the date set forth above, is entered into by and between the borrower named above (the "Borrower"), whose address is set forth above and FINOVA CAPITAL CORPORATION ("Lender"), whose address is 1850 North Central Avenue, P.O. Box 2209, Phoenix, Arizona 85002-2209, with a copy to 355 South Grand Avenue, Suite 2400, Los Angeles, California 90071, with a further copy to 1060 First Avenue, P. O. Box 1554, King of Prussia, Pennsylvania 19406, Attention: Portfolio Manager.



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1.       LOANS.

      1.1 TOTAL FACILITY. Upon the terms and conditions set forth herein and provided that no Event of Default or Incipient Default shall have occurred and be continuing, Lender shall, upon Borrower's request, make advances to Borrower from time to time in an aggregate outstanding principal amount not to exceed the Total Facility amount (the "Total Facility") set forth on the schedule hereto (the "Schedule"), subject to deduction of reserves for accrued interest and such other reserves as Lender deems proper from time to time, and less amounts Lender may be obligated to pay in the future on behalf of Borrower. The Schedule is an integral part of this Agreement and all references to "herein", "herewith" and words of similar import shall for all purposes be deemed to include the Schedule.

      1.2 LOANS. Advances under the Total Facility ("Loans") shall be comprised of the amounts shown on the Schedule.

      1.3 OVERLINES; OVERADVANCES. If at any time or for any reason the outstanding amount of advances made pursuant hereto exceeds any of the dollar limitations (such excess, an "Overline") or percentage limitations (such excess, an "Overadvance") contained in the Schedule, then Borrower shall, upon Lender's demand, immediately pay to Lender, in cash, the full amount of such Overline or Overadvance. Without limiting Borrower's obligation to repay to Lender on demand the amount of any such Overline or Overadvance, Borrower agrees to pay Lender interest on the outstanding principal amount of any such Overline or Overadvance, on demand, at the rate set forth in on the Schedule.

      1.4 NOTIFICATION RE CLOSING. Borrower shall provide Lender with at least forty-eight (48) hours prior written notice of the Closing, to enable Lender to arrange for the availability of funds. In the event the Closing does not take place on the date specified in Borrower's notice to Lender, other than through the fault of Lender, Borrower agrees to reimburse Lender for Lender's costs to maintain the necessary funds available for the Closing, at the applicable Term Interest Rate with respect to $2,000,000, and at the Revolving Interest Rate with respect to an amount equal to the initial advance under the Revolving Loans Facility which is to be made on the Closing Date, for the number of days which elapse between the date specified in Borrower's notice and the date upon which the Closing actually occurs (which number of days shall not include the date specified in Borrower's notice, but shall include the Closing Date).

      1.5 LOAN ACCOUNT. All advances made hereunder shall be added to and deemed part of the Obligations when made. Lender may from time to time charge all Obligations of Borrower to Borrower's loan account with Lender.


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2.       CONDITIONS PRECEDENT.

      2.1 INITIAL ADVANCE. The obligation of Lender to make the initial advance hereunder is subject to the fulfillment, to the satisfaction of Lender and its counsel, of each of the following conditions on or prior to the date set forth on the Schedule: (a) LOAN DOCUMENTS. Lender shall have received (i) each of the Loan Documents, executed by each of the parties thereto and, if applicable, duly acknowledged for recording or filing in the appropriate governmental offices;
(ii) such Blocked Account or Dominion Account agreements as it shall determine; and (iii) such other documents, instruments and agreements in connection herewith as Lender shall require, executed, certified and/or acknowledged by such parties as Lender shall designate; (b) TERMINATIONS BY EXISTING LENDER. Borrower's, Parent's and HHC's existing lenders shall have executed and delivered UCC termination statements and other documentation evidencing the termination of its liens and security interests in the assets of Borrower, Parent, or HHC, or a subordination agreement in form and substance satisfactory to Lender in its sole discretion; (c) CHARTER DOCUMENTS. Lender shall have received copies of Borrower's, Parent's, HHC's, and CASI's By-laws and Articles or Certificate of Incorporation, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Persons; (d) GOOD STANDING. Lender shall have received a certificate of corporate status with respect to Borrower, Parent, HHC, and CASI, dated within ten (10) days of the Closing Date, by the Secretary of State of the state of incorporation of each such Person, which certificate shall indicate that Borrower, Parent, HHC, and CASI is each in good standing in such state; (e) FOREIGN QUALIFICATION. Lender shall have received certificates of corporate status with respect to Borrower and each other Loan Party, each dated within ten (10) days of the Closing Date, issued by the Secretary of State of each state in which its failure to be duly qualified or licensed would have a material adverse effect on the financial condition or assets of Borrower or any other Loan Party, indicating that Borrower and each other Loan Party is in good standing; (f) AUTHORIZING RESOLUTIONS AND INCUMBENCY. Lender shall have received a certificate from the Secretaries of Borrower and Parent attesting to (i) the adoption of resolutions of Borrower's and Parent's Board of Directors and Shareholders (if necessary) authorizing the borrowing of money from Lender and execution and delivery of this Agreement and the other Loan Documents to which Borrower or Parent is a party, and authorizing specific officers of Borrower and Parent to execute same, and (ii) the authenticity of original specimen signatures of such officers; (g) INSURANCE. Lender shall have received the insurance certificates, certified copies of policies, and the signed Insurance Letter, as required by Section 4.4 hereof, all in form and substance satisfactory to Lender and its counsel; (h) TITLE INSURANCE. [INTENTIONALLY OMITTED;] (i) SEARCHES; CERTIFICATES OF TITLE. Lender shall have received searches reflecting the filing of its financing statements and fixture filings in such jurisdictions as it shall determine, and shall have received certificates of title with respect to the Collateral which shall have been duly executed in a manner sufficient to perfect all of the security interests granted to Lender; (j) LANDLORD AND MORTGAGEE WAIVERS. Lender shall have received landlord and mortgagee waivers from the lessors and mortgagees of all locations where any Collateral is located, in each case in form and substance satisfactory to Lender and its counsel; (k) FEES. Borrower shall have paid all fees payable by it on the Closing Date pursuant to this Agreement; (l) OPINION OF COUNSEL. Lender shall have received an opinion of Borrower's counsel covering such matters as Lender shall determine in its sole discretion; (m) OFFICER CERTIFICATE. Lender shall have received a certificate of the President and the Chief Financial Officer or similar official of Borrower, attesting to the accuracy of each of the representations and warranties of Borrower set forth in the Agreement and the fulfillment of all conditions precedent to the initial advance thereunder; (n) SOLVENCY CERTIFICATE. Lender shall have received signed certificates of the Borrower's and Parent's Chief Financial Officer concerning the solvency and financial condition of Borrower and Parent, on Lender's standard form; (o) LIFE INSURANCE. Borrower shall have obtained and delivered to Lender, or shall have caused Parent to obtain and deliver to Lender, one or more life insurance policies issued in favor of Borrower or Parent insuring the lives of Isaac Gaon and Christopher Carey, which insurance shall be (i) at all times in an amount not less than $1,000,000 as to each such insured; (ii) issued by an insurer and in a form and substance acceptable to Lender; and (iii) assigned to Lender; (p) ENVIRONMENTAL ASSESSMENT. Borrower shall provide evidence satisfactory to Lender that the subject transaction is environmentally acceptable. If required by Lender, Borrower shall have retained a firm acceptable to Lender and knowledgeable in environmental matters to perform a

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Phase I  environmental  investigation  of the real property  owned,  operated or occupied by Borrower or any other Loan Party and the surrounding areas. Such investigation may include, but not be limited to, soil and ground water testing and core samplings to fully identify the scope of any environmental issues impacting the transaction. All costs incurred in performing such investigation shall be borne by Borrower. The scope and results of such investigation must be satisfactory to Lender in form and substance. All costs associated with compliance with the Applicable Laws, as indicated by such investigation, shall be the sole responsibility of Borrower. Prior to the Closing, there shall have been reported to the appropriate regulatory agencies such matters concerning the condition of all real property owned, occupied, or operated by Borrower or any other Loan Party as Lender, in its sole discretion, has determined are subject to a reporting obligation under Applicable Laws; (q) SCHEDULE CONDITIONS. Borrower and each other Loan Party shall have complied with all additional conditions precedent as set forth in the Schedule attached hereto; and (r) OTHER
MATTERS.   All  other  documents  and  legal  matters  in  connection  with  the transactions contemplated by this Agreement shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Lender and its counsel.

      2.2 SUBSEQUENT ADVANCES. The obligation of Lender to make any advance hereunder (including the initial advance) shall be subject to the further conditions precedent that, on and as of the date of such advance: (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Borrower and each other Loan Party set forth in the Loan Documents shall be accurate, before and after giving effect to such advance and to the application of any proceeds thereof; (b) NO DEFAULTS. No Event of Default and no Incipient Default has occurred and is continuing, or would result from such advance or from the application of any proceeds thereof; (c) NO ADVERSE EVENTS. No material adverse change has occurred in the Borrower's or Parent's business, operations, financial condition, or assets or in the condition of the Collateral, or in the prospect of repayment of the Obligations; and (d) APPROVALS. Lender shall have received such other approvals, opinions or documents as Lender shall reasonably request.

3.       INTEREST RATE AND OTHER CHARGES.

      3.1 INTEREST; FEES. Borrower shall pay Lender interest on the daily outstanding balance of Borrower's loan account at the per annum rates set forth on the Schedule. Borrower shall also pay Lender the fees set forth on the Schedule.

      3.2 DEFAULT INTEREST RATE. Upon the occurrence and during the continuance of an Event of Default, Borrower shall pay Lender interest on the daily outstanding balance of Borrower's loan account at a rate per annum which is two percent (2%) in excess of the rates which would otherwise be applicable thereto pursuant to the Schedule.

      3.3 EXAMINATION FEES. Borrower agrees to pay to Lender an Examination Fee in the amount set forth on the Schedule in connection with each audit or examination of Borrower performed by Lender prior to or after the date hereof. Without limiting the generality of the foregoing, Borrower shall pay to Lender an initial Examination Fee in an amount equal to the amount set forth on the Schedule. Such initial Examination Fee shall be deemed fully earned at the time of payment and due and payable upon the closing of this transaction, and shall be deducted from any good faith deposit paid by Borrower to Lender prior to the date of this Agreement.

      3.4 EXCESS INTEREST. In no event whatsoever shall the interest rate and other charges charged hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Lender has received interest and other charges hereunder in excess of the highest permissible rate applicable thereto, Lender shall promptly apply such excess to the Obligations in such order as Lender shall determine in its sole discretion or refund the amount thereof to Borrower, and the provisions hereof shall be deemed amended to provide for such permissible rate.

4.       COLLATERAL.

      4.1 SECURITY INTEREST IN THE COLLATERAL. To secure the payment and performance of the Obligations when due, Borrower hereby grants to Lender a first priority (subject to Permitted Prior Encumbrances) security interest in all of Borrower's now owned or hereafter acquired or arising Inventory, Equipment, Receivables, the Life Insurance Policies and the proceeds thereof, Trademarks, Licenses, and Patents, and General Intangibles, including, without limitation, all of Borrower's Deposit Accounts, money, any and all property now or at any time hereafter in Lender's possession (including claims and credit balances), and all proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties), all products and all books and records related to any of the foregoing (all of the foregoing, together with all other property in which Lender may be granted a lien or security interest, is referred to herein, collectively, as the "Collateral").

      4.2 PERFECTION AND PROTECTION OF SECURITY INTEREST. Borrower shall, at its expense, take all actions requested by Lender at any time to perfect, maintain, protect and enforce Lender's security interest and other rights in the Collateral and the priority thereof from time to time, including, without limitation, (i) executing and filing financing or continuation statements and amendments thereof and executing and delivering such documents and titles in connection with motor vehicles as Lender shall require, all in form and substance satisfactory to Lender, (ii) maintaining a perpetual inventory and complete and accurate stock records, (iii) delivering to Lender warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued, and transferring Inventory to warehouses designated by Lender, (iv) placing notations on Borrower's books of account to disclose Lender's security interest therein and (v) delivering to Lender all letters of credit on which Borrower is named beneficiary. Lender may file, without Borrower's signature, one or more financing statements disclosing Lender's security interest under this Agreement. Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of Borrower's agents or processors, Borrower shall notify such Person of Lender's security interest in such Collateral and, upon Lender's request, instruct them to hold all such Collateral for Lender's account subject to Lender's instructions. From time to time, Borrower shall, upon Lender's request, execute and deliver confirmatory written instruments pledging the Collateral to Lender, but Borrower's failure to do so shall not affect or limit Lender's security interest or other rights in and to the Collateral. Until the Obligations have been fully satisfied and Lender's obligation to make further advances hereunder has terminated, Lender's security interest in the Collateral shall continue in full force and effect.

      4.3 PRESERVATION OF COLLATERAL. Lender may, in its sole discretion, at any time discharge any lien or encumbrance on the Collateral or bond the same, pay any insurance, maintain guards, pay any service bureau, obtain any record or take any other action to preserve the Collateral and charge the cost thereof to Borrower's loan account as an Obligation.

      4.4 INSURANCE. Borrower and each other Loan Party shall maintain and deliver evidence to Lender of such insurance as is required by Lender, written by insurers, in amounts, and with lender's loss payee and other endorsements, satisfactory to Lender. Without limiting the generality of the foregoing, the insurance requirements applicable as of the Closing Date shall be as set forth in the Insurance Letter. All premiums with respect to such insurance shall be paid by Borrower and each other Loan Party as and when due. Accurate and complete copies of all policies of insurance shall be delivered by Borrower and each other Loan Party to Lender. If Borrower or any other Loan Party fails to comply with this Section, Lender may (but shall not be required to) procure such insurance at Borrower's expense and charge the cost thereof to Borrower's loan account as an Obligation.

      4.5 LIFE INSURANCE. The Life Insurance Policies shall be assigned to Lender (pursuant to an assignment in form satisfactory to Lender, hereinafter referred to as the "Assignment of Life Insurance"). Borrower hereby grants, and shall cause Parent to grant, to Lender a security interest in the Life Insurance Policies, all replacements thereof, any supplementary contract issued in connection therewith, and all proceeds of the foregoing (including without limitation, the beneficiary's interest therein, collectively referred to as the "Insurance Collateral") to secure Borrower's payment and performance of all the Obligations. The insurer under the Life Insurance Policies and the terms and conditions of the Life Insurance Policies are subject to the approval of Lender. The original of the policy evidencing the Life Insurance Policies, signed by an authorized insurance company representative, shall be delivered to Lender within sixty (60) days following the Closing Date. The Life Insurance Policies shall require the insurer to provide Lender with thirty (30) days advance written notice of any cancellation and/or any material change in coverage. Borrower warrants and represents that either it or Parent is and will be (throughout the entire term of the Loan) the owner and beneficiary of the Life Insurance Policies. Notwithstanding anything herein to the contrary, upon the maturity of the Life Insurance Policies or upon the death of an individual insured, the proceeds of the Life Insurance Policies shall be paid directly to Lender, shall (at the option of Lender) up to the first $1,000,000 of such proceeds (for so long as no Event of Default has occurred and is continuing, or if any proceeds of the Life Insurance Policies shall be received by Lender at any time when an Event of Default exists and is continuing, then up to the full amount of such life insurance proceeds) be treated as a prepayment and, if treated as a prepayment, shall be applied in order against (a) all of Borrower's Obligations, other than as set forth in the remaining subsections of this paragraph, (b) all costs and expenses of Lender in connection with such prepayment, (c) accrued interest, and (d) the unpaid principal balance of the Loans in such manner as Lender shall elect, or, if Lender so elects, shall be delivered to Borrower or Parent. If proceeds of the Life Insurance Policies in excess of $1,000,000 (considered in the aggregate over the term of the Loans) are received by Lender at any time when there does not then exist an Event of Default, then such proceeds shall be made available to Borrower or Parent for application either against the Loans, in such manner as Borrower or Parent shall direct, or to Borrower or Parent for other corporate purposes. No prepayment premium or Termination Fee shall be due and owing in connection with such prepayment. To the extent that the proceeds of said Life Insurance Policies exceed the amount of Borrower's Obligations, any such excess shall be paid by Lender directly to Borrower or Parent, as applicable.

5.       EXAMINATION OF RECORDS; FINANCIAL REPORTING.

      5.1 EXAMINATIONS. Lender shall at all reasonable times have full access to and the right to examine, audit, make abstracts and copies from and inspect Borrower's records, files, books of account and all other documents, instruments and agreements relating to the Collateral and the right to check, test and appraise the Collateral. Borrower will deliver to Lender any instrument necessary for Lender to obtain records from any service bureau maintaining records for Borrower. All instruments and certificates prepared by Borrower showing the value of any of the Collateral shall be accompanied, upon Lender's request, by copies of related purchase orders and invoices. Lender may, at any time after the occurrence and during the continuance of an Event of Default, remove from Borrower's premises Borrower's books and records (or copies thereof) or require Borrower to deliver such books and records or copies to Lender. Lender may, without expense to Lender, use such of Borrower's personnel, supplies and premises as may be reasonably necessary for maintaining or enforcing Lender's security interest. At any time when the Eligible Receivables or Eligible Inventory of any other Loan Party is included in Borrower's borrowing base for purposes of obtaining advances under the Revolving Loans Facility hereunder, Borrower shall cause each other Loan Party to accord comparable access to Lender for any examinations or other inspection of such party's assets, books, and records as Lender would be entitled with respect to Borrower under this Section 5.1.

      5.2 REPORTING REQUIREMENTS. Borrower shall furnish Lender, upon request, such information and statements as Lender shall request from time to time regarding Borrower's and each other Loan Party's business affairs, financial condition and the results of its operations. Without limiting the generality of the foregoing, Borrower will provide Lender with: (i) copies of sales journals, cash receipt journals, deposit slips, credit memoranda issued, and Lender's standard form collateral and loan report, daily; (ii) upon Lender's request, copies of sales invoices, customer statements, remittance advices and reports;
(iii) copies of shipping and delivery documents, upon request; (iv) on or prior to the dates set forth on the Schedule, monthly agings (aged from invoice date) and reconciliations of Receivables (with listings of concentrated accounts), payables reports, inventory reports and unaudited financial statements, prepared on a consolidated basis with Parent and its controlled corporations, with respect to the prior month prepared on a basis consistent with such statements prepared in prior months and otherwise in accordance with generally accepted accounting principles, consistently applied; (v) audited annual financial statements, prepared in accordance with generally accepted accounting principles applied on a basis consistent with the most recent Prepared Financials provided to Lender by Borrower, prepared on a consolidated basis with Parent and its controlled corporations, with the unqualified report thereon of independent certified public accountants acceptable to Lender, as soon as available, and in any event, within ninety (90) days after the end of each of Borrower's fiscal years; (vi) an annual operating budget (including income statements, balance sheets and cash flow statements by month) for the upcoming fiscal year, at least thirty (30) days prior to the end of Borrower's fiscal year; and (vii) such certificates relating to the foregoing as Lender may request, including, without limitation, a monthly certificate from the president or the chief financial officer of Borrower showing Borrower's compliance with each of the financial covenants set forth in this Agreement, and stating whether any Event of Default or any Incipient Default has occurred, and if so, the steps being taken to cure such Event of Default or to prevent such Incipient Default from becoming an Event of Default. In addition, each other Loan Party shall provide comparable information to Lender, concurrently with the information provided by Borrower hereunder, during any period when the Eligible Receivables or Eligible Inventory of such Loan Party is included in Borrower's borrowing base for purposes of determining the amount of advances under the Revolving Loans Facility hereunder to which Borrower is entitled, provided, however, that the other Loan Parties shall not be required to provide audited consolidating financial statements to Lender. All reports or financial statements submitted by Borrower or any other Loan Party shall be in reasonable detail and shall be certified by the president or principal financial officer of Borrower or any other Loan Party as being complete and correct. Borrower and Parent have advised Lender of their intent to merge HHC with and into Borrower following the Closing Date. The provisions of clause (iv) above to the contrary notwithstanding, in the event that HHC has not been merged into Borrower as of June 1, 1997, then commencing as of that date, with respect to all reports or financial statements required to be provided to Lender by Borrower from and after June 1, 1997, Borrower shall provide the monthly and annual financial statements described in clauses (iv) and (v) above prepared on both a consolidated and consolidating basis with Parent and its controlled corporations, provided, however, that the other Loan Parties shall not be required to provide audited consolidating financial statements to Lender. In addition to the foregoing, upon request of Lender, Borrower shall prepare financial statements, which need not be audited, to separately present the financial information and results of operations applicable to CASI.

6.       COLLATERAL REPORTING; INVENTORY.

      6.1 INVOICES. Borrower will not, nor will Borrower permit any other Loan Party to, re-date any invoice or sale from the original date thereof or make sales on extended terms beyond those customary in Borrower's industry, or otherwise extend or modify the term of any Receivable. If Borrower becomes aware of any matter affecting any Receivable, including information affecting the credit of the account debtor thereon, Borrower will promptly notify Lender in writing.

      6.2 INSTRUMENTS. In the event any Receivable is or becomes evidenced by a promissory note, trade acceptance or any other instrument for the payment of money, Borrower and each other Loan Party will immediately deliver such instrument to Lender appropriately endorsed to Lender and, regardless of the form of any presentment, demand, notice of dishonor, protest and notice of protest with respect thereto, Borrower and each other Loan Party will remain liable thereon until such instrument is paid in full. Upon receipt by Lender of payment in respect of any instrument which has been delivered to Lender, the proceeds of such instrument or instruments shall be applied in reduction of the outstanding Obligations.

      6.3 PHYSICAL INVENTORY. Borrower shall conduct, and shall cause each other Loan Party to conduct, a physical count of the Inventory at such intervals as Lender reasonably requests (which, initially, shall be annually) and promptly supply Lender with a copy of such accounts accompanied by a report of the value (calculated on the lower of "first in, first out" cost or market basis) of the Inventory and such additional information with respect to the Inventory as Lender may request from time to time.

      6.4 RETURNS. For so long as no Event of Default has occurred and is continuing and subject to the provisions of Section 9.2, if any account debtor returns any Inventory to Borrower or any other Loan Party in the ordinary course of its business, Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the account debtor (sending a copy to Lender, at Lender's request) in the appropriate amount. In the event any attempted return of such Inventory occurs after the occurrence and during the continuance of an Event of Default, Borrower and each other Loan Party shall (i) hold the returned Inventory in trust for Lender, (ii) segregate all returned Inventory from all of its other property, (iii) conspicuously label the returned Inventory as Lender's property and (iv) immediately notify Lender of the return of any Inventory, specifying the reason for such return, the location and condition of the returned Inventory, and on Lender's request deliver such returned Inventory to Lender. Borrower and each other Loan Party shall not consign any Inventory.

7.       PRINCIPAL PAYMENTS; PROCEEDS OF COLLATERAL.

      7.1 PRINCIPAL PAYMENTS. The Term Loan shall be payable in the manner set forth in Section 1.1 on the Schedule, as such provisions are more fully set forth in the Note. That portion of the Obligations consisting of principal payable on account of the Revolving Loans Facility shall be payable by Borrower to Lender immediately upon the earliest of (i) the receipt by Lender or Borrower of any proceeds of any of the Collateral, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of such loans, or (iii) any termination of this Agreement pursuant to Section 16 hereof; PROVIDED, HOWEVER, that any Overline or Overadvance shall be payable on demand pursuant to the provisions of
Section 1.3 hereof. Upon any acceleration of the maturity of the Loans or upon any early termination of the Revolving Loans Facility, the full amount of the Term Loan shall simultaneously be due and payable in full.

      7.2 COLLECTIONS. Until Lender notifies Borrower to the contrary, Borrower may make collection of all Receivables for Lender and shall receive all payments as trustee of Lender and immediately deliver all payments to Lender in their original form as set forth below, duly endorsed in blank. Lender or its designee may, in the circumstances described below, notify account debtors that the Receivables have been assigned to Lender and of Lender's security interest therein. Lender may only give the foregoing notification to account debtors at any time when there exists an Event of Default or an Incipient Default, or, absent the existence of an Event of Default or Incipient Default, if in Lender's good faith judgment, based upon credible evidence, Lender believes that (A) the Blocked Account or Dominion Account is being circumvented or other circumstances exist which threaten Lender's ability to maintain its dominion over cash, (B) the proceeds of Lender's Collateral are being diverted from it, or (C) the Borrower's or any other Loan Party's properties or assets are otherwise being misappropriated (the foregoing events being referred to herein as "Designated Collateral Impairment Events"). After the occurrence and during the continuance of an Event of Default, or after any Designated Collateral Impairment Event, Lender may collect the Receivables directly (rather than through the Dominion Account or the Blocked Account), if elected by Lender, and charge the collection costs and expenses to Borrower's loan account. Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Lender on account of the Obligations one (1) Business Day after receipt by Lender of good funds which have been finally credited to Lender's account, whether such funds are received directly from Borrower or any other Loan Party or from the Blocked Account bank or the Dominion Account bank, pursuant to Section 7.3 hereof, and this provision shall apply regardless of the amount of the Obligations outstanding or whether any Obligations are outstanding. Lender is not, however, required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Lender in its sole discretion and Lender may charge Borrower's loan account for the amount of any item of payment which is returned to Lender unpaid.

      7.3 ESTABLISHMENT OF A LOCKBOX ACCOUNT OR DOMINION ACCOUNT. All proceeds of Collateral shall, at the direction of Lender, be deposited by Borrower into a lockbox account, or such other "blocked account" as Lender may require (each, a "Blocked Account") pursuant to an arrangement with such bank as may be selected by Borrower and be acceptable to Lender. Borrower shall issue to any such bank an irrevocable letter of instruction directing said bank to transfer such funds so deposited to Lender, either to any account maintained by Lender at said bank or by wire transfer to appropriate account(s) of Lender. All funds deposited in a Blocked Account shall immediately become the sole property of Lender and Borrower shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. Lender assumes no responsibility for any Blocked Account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, Lender may establish depository accounts in the name of Lender at a bank or banks for the deposit of such funds (each, a "Dominion Account") and Borrower shall deposit all proceeds of Receivables and all cash proceeds of any sale of Inventory or, to the extent permitted herein, Equipment or cause same to be deposited, in kind, in such Dominion Accounts of Lender in lieu of depositing same to Blocked Accounts. In addition to the foregoing, during any period for which Borrower is permitted to obtain advances under the Revolving Loans Facility which advances are made against the Eligible Receivables of Parent, HHC, or CASI, each such entity shall establish a Blocked Account or Dominion Account, which account shall satisfy the requirements of this Section 7.3 as if such Person were Borrower hereunder, and into which all proceeds of Receivables and all cash proceeds of any sale of Inventory shall be deposited, in the same manner as Borrower is required to make deposits to the Blocked Account or the Dominion Account as set forth herein.

      7.4 PAYMENTS WITHOUT DEDUCTIONS. Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

      7.5 COLLECTION DAYS UPON REPAYMENT. In the event Borrower repays the Obligations in full at any time hereafter, such payment in full will be credited (conditioned upon final collection) to Borrower's loan account one (1) Business Day after Lender's receipt thereof.

      7.6 MONTHLY ACCOUNTINGS. Lender will provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Lender), unless Borrower notifies Lender in writing to the contrary within thirty (30) days after each account is rendered, describing the nature of any alleged errors or omissions.

8.       POWER OF ATTORNEY.

      Borrower and each other Loan Party hereby appoints Lender and its designees as Borrower's and such other Loan Party's attorney, with the power to endorse Borrower's and each other Loan Party's name, as applicable, on any checks, notes, acceptances, money orders or other forms of payment or security that come into Lender's possession; to sign Borrower's and each other Loan Party's name, as applicable, on any invoice or bill of lading relating to any Receivable, on drafts against customers, on assignments of Receivables, on notices of assignment, financing statements and other public records, and on verifications of accounts sent to account debtors; to send requests for verification of Receivables to customers or account debtors; after the occurrence and during the continuance of any Event of Default or after any Designated Collateral Impairment Event, to sign Borrower's and each other Loan Party's name, as applicable, on notices to customers or account debtors, to notify account debtors that the Receivables have been assigned to Lender and of Lender's security interest therein, and to notify the post office authorities to change the address for delivery of Borrower's and each other Loan Party's mail to an address designated by Lender and to open and dispose of all mail addressed to Borrower or any other Loan Party; and to do all other things Lender deems necessary or desirable to carry out the terms of this Agreement. Borrower hereby ratifies and approves all acts of such attorney. Neither Lender nor any of its designees will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law acting as Borrower's attorney. This power, being coupled with an interest, is irrevocable until the Obligations have been fully satisfied and Lender's obligation to provide loans hereunder shall have terminated.

9.       RECEIVABLES.

      9.1 ELIGIBILITY. Borrower and each other Loan Party represents and warrants that each Receivable covers and will cover a bona fide sale or lease and delivery by it of goods or the rendition by it of services in the ordinary course of its business, and will be for a liquidated amount and Lender's security interest will not be subject to any offset, deduction, counterclaim, rights of return or cancellation, lien or other condition. If any representation and warranty herein is breached as to any Receivable or any Receivable ceases to be an Eligible Receivable for any reason other than payment thereof, then Lender may, in addition to its other rights hereunder, designate any and all Receivables owing by that account debtor as not Eligible Receivables; PROVIDED, that Lender shall in any such event retain its security interest in all Receivables, whether or not Eligible Receivables, until the Obligations have been fully satisfied and Lender's obligation to provide loans hereunder has terminated.

      9.2 DISPUTES. Borrower and each other Loan Party shall notify Lender promptly of all disputes and claims and settle or adjust such disputes or claims at no expense to Lender, but no discount, credit or allowance shall be granted to any account debtor and no returns of merchandise shall be accepted by Borrower or any other Loan Party without Lender's consent, except for discounts, credits and allowances made or given in the ordinary course of Borrower's or such other Loan Party's business, as the case may be. Lender may, at any time after the occurrence and during the continuance of an Event of Default, settle or adjust disputes and claims directly with account debtors for amounts and upon terms which Lender considers advisable in its reasonable credit judgment and, in all cases, Lender will credit Borrower's loan account with only the net amounts received by Lender in payment of any Receivables.

10.      EQUIPMENT.

      Borrower shall keep and maintain the Equipment in good operating condition and repair and make all necessary replacements thereto to maintain and preserve the value and operating efficiency thereof at all times consistent with Borrower's past practice, ordinary wear and tear excepted. Borrower shall not permit any item of Equipment to become a fixture (other than a trade fixture) to real estate or an accession to other property.

11.      OTHER LIENS; NO DISPOSITION OF COLLATERAL.

      Borrower represents, warrants and covenants, and shall cause each other Loan Party to represent, warrant and covenant, that (a) all Collateral is and will continue to be owned by it free and clear of all liens, claims and encumbrances whatsoever (except for Lender's security interest, the Permitted Encumbrances, and such other liens, claims and encumbrances as may be permitted by Lender in its sole discretion from time to time in writing), and (b) Borrower and each other Loan Party will not, without Lender's prior written approval, sell, encumber or dispose of or permit the sale, encumbrance or disposal of any Collateral or any interest of Borrower or any other Loan Party therein, except for the sale of Inventory in the ordinary course of Borrower's and each other Loan Party's business. In the event Lender gives any such prior written approval, the same may be conditioned on the sale price being equal to, or greater than, an amount acceptable to Lender. The proceeds of any such sales shall be remitted to Lender pursuant to this Agreement for application to the Obligations.

12.      GENERAL REPRESENTATIONS AND WARRANTIES.

      Borrower represents and warrants, and shall cause each other Loan Party to represent and warrant, that:

      12.1 DUE ORGANIZATION. It is a corporation duly organized, validly existing and in good standing under the laws of the State set forth on the Schedule, is qualified and authorized to do business and is in good standing in all states in which such qualification and good standing are necessary in order for it to conduct its business and own its property, and has all requisite power and authority to conduct its business as presently conducted, to own its property and to execute and deliver each of the Loan Documents to which it is a party and perform all of its Obligations thereunder, and has not taken any steps to wind-up, dissolve or otherwise liquidate its assets;

      12.2 OTHER NAMES. Borrower has not, nor has any other Loan Party, during the preceding five (5) years, been known by or used any other corporate or fictitious name except as set forth on the Schedule, nor has Borrower or any other Loan Party been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any person during such time except as set forth on the Schedule.

      12.3 DUE AUTHORIZATION. The execution, delivery and performance by Borrower and each other Loan Party of the Loan Documents to which it is a party have been authorized by all necessary corporate action and do not and will not constitute a violation of any applicable law or of Borrower's or any other Loan Party's Articles or Certificate of Incorporation or By-Laws or any other document, agreement or instrument to which Borrower or any other Loan Party is a party or by which Borrower or any other Loan Party or their assets are bound;

      12.4 BINDING OBLIGATION. Each of the Loan Documents to which Borrower or any other Loan Party is a party is the legal, valid and binding obligation of Borrower and each other Loan Party enforceable against them in accordance with its terms;

      12.5 INTANGIBLE PROPERTY. Borrower and each other Loan Party possesses adequate assets, licenses, patents, patent applications, copyrights, trademarks, trademark applications and trade names for the present and planned future conduct of its business without any known conflict with the rights of others, and each is valid and has been duly registered or filed with the appropriate governmental authorities;

      12.6 CAPITAL. Borrower has capital sufficient to conduct its business, is able to pay its debts as they mature, and owns property having a fair salable value greater than the amount required to pay all of its debts (including contingent debts);

      12.7 MATERIAL LITIGATION. Neither Borrower nor any other Loan Party has any pending or overtly threatened litigation, actions or proceedings which would materially and adversely affect its business, assets, operations, prospects or condition, financial or otherwise, or the Collateral or any of Lender's interests therein;

      12.8 TITLE; SECURITY INTERESTS OF LENDER. Borrower and each other Loan Party has good, indefeasible and merchantable title to the Collateral which each such Person purports to own and, upon the filing of UCC-1 Financing Statements and the recording of any mortgages or deeds of trust with respect to real property, in each case in the appropriate offices, this Agreement and such documents will create valid and perfected first priority liens in the Collateral, subject only to Permitted Prior Encumbrances;

      12.9 RESTRICTIVE AGREEMENTS; LABOR CONTRACTS. Other than with respect to those certain contracts between Borrower and the International Brotherhood of Electrical Workers, Local Union No. 1430, and Borrower and the International Brotherhood of Electrical Workers, each dated as of January 1, 1995, copies of which have been provided to Lender, neither Borrower nor Parent is a party or subject to any collective bargaining agreements (or contracts with labor organizations of a similar nature), or to any contract or subject to any charge, corporate restriction, judgment, decree or order materially and adversely affecting its business, assets, operations, prospects or condition, financial or otherwise, or which restricts its right or ability to incur Indebtedness, and it is not party to any labor dispute. In addition, no labor contract is scheduled to expire during the Initial Term of this Agreement, except as disclosed to Lender in writing prior to the date hereof;

      12.10 LAWS. Neither Borrower nor any other Loan Party is in violation of any applicable statute, regulation, ordinance or any order of any court, tribunal or governmental agency, in any respect materially and adversely affecting the Collateral or its business, assets, operations, prospects or condition, financial or otherwise;

      12.11 CONSENTS. Borrower and each other Loan Party has obtained or caused to be obtained or issued any required consent of a governmental agency or other Person in connection with the financing contemplated hereby;

      12.12 DEFAULTS. Neither Borrower nor any other Loan Party is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed or other agreement to which it is a party or by which it or its assets are bound, nor has any event occurred which, with the giving of notice or the lapse of time, or both, would cause such a default, in either case which default or event would be reasonably likely to materially and adversely affect Borrower's or any other Loan Party's business, assets, operations, prospects or condition, financial or otherwise;

      12.13 FINANCIAL CONDITION. The Prepared Financials fairly present Parent's and its consolidated subsidiaries' financial condition and results of operations and those of such other Persons described therein as of the date thereof; there are no material omissions from the Prepared Financials or other facts or circumstances not reflected in the Prepared Financials; and, except with respect to anticipated financial results for the quarter ended January 31, 1997, which anticipated financial results have been disclosed to Lender, there has been no material and adverse change in such financial conditions or operations since the date of the initial Prepared Financials delivered to Lender hereunder;

      12.14 ERISA. None of Borrower, any ERISA Affiliate, or any Plan is or has been in violation of any of the provisions of ERISA, any of the qualification requirements of IRC Section 401(a) or any of the published interpretations thereunder, nor have Borrower or any ERISA Affiliate received any notice to such effect. No notice of intent to terminate a Plan has been filed under Section 4041 of ERISA, nor has any Plan been terminated under ERISA. The PBGC has not instituted proceedings to terminate, or appoint a trustee to administer, a Plan. No lien upon the assets of Borrower or any other Loan Party has arisen with respect to a Plan. No prohibited transaction or Reportable Event has occurred with respect to a Plan. Neither Borrower nor any ERISA Affiliate has incurred any withdrawal liability with respect to any Multiemployer Plan. Borrower and each ERISA Affiliate have made all contributions required to be made by them to any Plan or Multiemployer Plan when due. There is no accumulated funding deficiency in any Plan, whether or not waived;

      12.15 TAXES. Borrower and each other Loan Party have filed all tax returns and such other reports as it is required by law to file and has paid or made adequate provision for the payment on or prior to the date when due of all taxes, assessments and similar charges that are due and payable;

      12.16 LOCATIONS. Borrower's and each other Loan Party's chief executive office and the offices and locations where it keeps the Collateral (except for Inventory in transit) are at the locations set forth on the Schedule, except to the extent that such locations may have been changed after notice to Lender in accordance with Section 13.5 below;

      12.17 BUSINESS RELATIONSHIPS. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower or any other Loan Party and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower or any other Loan Party, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially and adversely affect Borrower or any other Loan Party or prevent Borrower or any other Loan Party from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted; and

      12.18 REAFFIRMATIONS. Each request for a loan made by Borrower pursuant to this Agreement shall constitute (i) an automatic representation and warranty by Borrower to Lender that there does not then exist any Event of Default and (ii) a reaffirmation as of the date of said request of all of the representations and warranties of Borrower and each other Loan Party contained in this Agreement and the other Loan Documents.

13.      AFFIRMATIVE COVENANTS.

      Borrower covenants that, so long as any Obligation remains outstanding and this Agreement is in effect, it shall, and shall cause each other Loan Party to:

      13.1 EXPENSES. Borrower shall reimburse Lender for all costs, fees and expenses incurred by Lender in connection with the negotiation, preparation, execution, delivery, and administration of each of the Loan Documents, and for all costs, fees and expenses incurred by Lender in connection with the enforcement of each of the Loan Documents, including, but not limited to, the attorneys' and paralegals' fees of in-house and outside counsel, lien, title search and insurance fees, appraisal fees, all charges and expenses incurred in connection with any and all environmental reports and environmental remediation activities, and all other costs, expenses, taxes and filing or recording fees payable in connection with the transactions contemplated by this Agreement including without limitation all such costs, fees and expenses as Lender shall incur or for which Lender shall become obligated in connection with (i) any inspection or verification of the Collateral, (ii) any proceeding relating to the Loan Documents or the Collateral, (iii) actions taken with respect to the Collateral and Lender's security interest therein, including, without limitation, the defense or prosecution of any action involving Lender and Borrower, or any other Loan Party, or any third party, (iv) enforcement of any of Lender's rights and remedies with respect to the Obligations or Collateral and (v) consultation with Lender's attorneys and participation in any workout, bankruptcy or other insolvency or other proceeding involving any Loan Party or any Affiliate, whether or not suit is filed. Borrower shall also pay all Lender charges in connection with bank wire transfers, forwarding of loan proceeds, deposits of checks and other items of payment, returned checks, establishment and maintenance of lock boxes and other blocked accounts, and all other bank and administrative matters, in accordance with Lender's schedule of bank and administrative fees and charges in effect from time to time.

      13.2 TAXES. File all tax returns and pay or make adequate provision for the payment of all taxes, assessments and other charges on or prior to the date when due;

      13.3 NOTICE OF LITIGATION. Promptly notify Lender in writing of any litigation, suit or administrative proceeding which may materially and adversely affect the Collateral or Borrower's or any other Loan Party's business, assets, operations, prospects or condition, financial or otherwise, whether or not the claim is covered by insurance;

      13.4 ERISA. Notify Lender in writing (i) promptly upon the occurrence of any event described in Paragraph 4043 of ERISA, other than a termination, partial termination or merger of a Plan or a transfer of a Plan's assets and
(ii) prior to any termination, partial termination or merger of a Plan or a transfer of a Plan's assets;

      13.5 CHANGE IN LOCATION. Notify Lender in writing forty-five (45) days prior to any change in the location of Borrower's or any other Loan Party's chief executive office or the location of any Collateral, or Borrower's or any other Loan Party's opening or closing of any other place of business;

      13.6 CORPORATE EXISTENCE. Maintain its corporate existence and its qualification to do business and good standing in all states necessary for the conduct of its business and the ownership of its property and maintain adequate assets, licenses, patents, copyrights, trademarks and trade names for the conduct of its business;

      13.7 LABOR DISPUTES. Promptly notify Lender in writing of any labor dispute to which Borrower or any other Loan Party is or may become subject and the expiration of any labor contract to which Borrower or any other Loan Party is a party or bound;

      13.8 VIOLATIONS OF LAW. Promptly notify Lender in writing of any violation of any law, statute, regulation or ordinance of any governmental entity, or of any agency thereof, applicable to Borrower or any other Loan Party which may materially and adversely affect the Collateral or Borrower's or any other Loan Party's business, assets, prospects, operations or condition, financial or otherwise;

      13.9 DEFAULTS. Notify Lender in writing within five (5) Business Days of Borrower's or any other Loan Party's default under any note, indenture, loan agreement, mortgage, lease or other agreement to which Borrower or any other Loan Party is a party or bound, or of any other default under any Indebtedness of Borrower or any other Loan Party;

      13.10 CAPITAL EXPENDITURES. Promptly notify Lender in writing of the making of any Capital Expenditure materially affecting Borrower's or any other Loan Party's business, assets, prospects, operations or condition, financial or otherwise;

      13.11 BOOKS AND RECORDS. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with generally accepted accounting principles consistently applied, reflecting all its financial transactions;

      13.12 LEASES; WAREHOUSE AGREEMENTS. Provide Lender with (i) copies of all agreements between Borrower or any other Loan Party and any landlord or warehouseman which owns any premises at which any Collateral may, from time to time, be located, and (ii) in addition to all landlord and mortgagee waivers provided pursuant to Section 2.1(j) above, additional landlord and mortgagee waivers in form acceptable to Lender with respect to all locations where any Collateral is hereafter located.

      13.13 ADDITIONAL DOCUMENTS. At Lender's request, and upon reasonable advance notice, promptly execute or cause to be executed and delivered to Lender any and all documents, instruments and agreements reasonably deemed necessary by Lender to facilitate the collection of the Collateral or otherwise to give effect to or carry out the terms or intent of this Agreement or any of the other Loan Documents. Without limiting the generality of the foregoing, if any of the Receivables with a face value in excess of $1,000.00 arises out of a contract with the United States of America or any department, agency, subdivision or instrumentality thereof, Borrower shall promptly notify Lender of such fact in writing and shall execute any instruments and take any other action required or requested by Lender to comply with the provisions of the Federal Assignment of Claims Act;

      13.14 FINANCIAL COVENANTS. Comply with the financial covenants set forth on the Schedule.

      13.15 PROCEEDS FROM SALE OF REAL ESTATE. Parent has advised Lender that the Fee Parcel is on the market and that Parent intends to sell the Fee Parcel in the near future. Rather than encumbering the Fee Parcel directly with a mortgage, Lender has agreed that, in order to minimize the administrative effort which will be required to sell and transfer the Fee Parcel, Lender shall not encumber the Fee Parcel as of the Closing Date. Borrower agrees that it shall deposit the net proceeds realized from the sale or other disposition of the Fee Parcel directly to the Blocked Account or Dominion Account, as applicable (after the application of any sale proceeds necessary to obtain the release of liens presently encumbering the Fee Parcel and to pay all reasonable costs and expenses associated with such sale), and shall direct the title company handling the escrow arising from the sale of the Fee Parcel to disburse such net proceeds directly to the Blocked Account or Dominion Account. Borrower and Lender agree that such net sale proceeds shall be applied as a prepayment against Borrower's Obligations hereunder, in such order and manner as Lender shall determine, but without any Termination Fee or other prepayment premium being applicable to such prepayment. In the event that the Fee Parcel has not been sold by August 29, 1997, Borrower agrees, upon request of Lender, to take all steps necessary to encumber the Fee Parcel in favor of Lender, subject to, and to the extent permitted by, the Senior Real Estate Lien.

      13.16 NJEDA DEBT. Following the Closing, Borrower shall use its best efforts to cause the New Jersey Economic Development Authority and the Banque Nationale de Paris (Houston Agency) to execute and deliver an Intercreditor Agreement, in form and substance satisfactory to Lender, which Intercreditor Agreement shall limit the collateral in which the New Jersey Economic Development Authority and the Banque Nationale de Paris (Houston Agency) have a senior lien to certain equipment acceptable to Lender, and shall subordinate the lien in favor of such Persons on all other assets or property of Borrower to the lien in favor of Lender on such property. During the period in which such Intercreditor Agreement is under negotiation, Lender shall establish and maintain the NJEDA Reserve. In the event that Borrower has been unable to cause the New Jersey Economic Development Authority and the Banque Nationale de Paris (Houston Agency) to agree to an Intercreditor Agreement acceptable to Lender on or before June 30, 1997 (or at any earlier time when Borrower advises Lender that Borrower has exhausted its negotiating opportunities with such Persons), Borrower shall cause the NJEDA Debt to be paid in full, and shall cause all liens or other security interests in favor of the New Jersey Economic Development Authority and the Banque Nationale de Paris (Houston Agency) to be released, at which time Lender shall eliminate the NJEDA Reserve.

      13.17 FINOVA INVENTORY FINANCE FACILITY. On or before March 31, 1997, Borrower shall enter into the Inventory Finance Facility, which Inventory Finance Facility shall be on terms and conditions substantially as set forth in the Conditional Approval Letter. The initial proceeds of the Inventory Finance Facility shall be applied to retire in full the DFS Debt, and in connection with such repayment Borrower shall promptly obtain releases from DFS of all liens, security interests, financing statements or other interests in favor of DFS which may encumber the Collateral. Concurrently with the closing of the Inventory Finance Facility, Lender shall adjust the amount of the Inventory Finance Reserve to equal the maximum Indebtedness permitted to be outstanding to Borrower or any other Loan Party under the Inventory Finance Facility. The failure of Borrower to close the Inventory Finance Facility and retire the DFS Debt in accordance with this Section 13.17 shall constitute an Event of Default hereunder.

14.      NEGATIVE COVENANTS.

      Without Lender's prior written consent, which consent Lender may withhold in its sole discretion, so long as any Obligation remains outstanding and this Agreement is in effect, Borrower and each other Loan Party shall not: (a) MERGERS. Merge or consolidate with or acquire any other Person (provided, however, that the anticipated merger of HHC with and into Borrower, and any future merger of CASI with and into Borrower which Parent may elect to consummate, shall not be restricted by the provisions hereof), or make any other material change in its capital structure or in its business or operations which might adversely affect the repayment of the Obligations; (b) LOANS. Make advances, loans or extensions of credit to, or invest in, any Person; PROVIDED, HOWEVER, that Borrower shall be permitted to make loans or advances to Parent, HHC and CASI if all of the following conditions have been met and remain in full force and effect: (1) such Person continues to be an Affiliate of Borrower, with not less than, in the case of HHC, one hundred percent (100%), and in the case of CASI, eighty percent (80%), of its issued and outstanding common capital stock owned by Parent; (2) such loan is evidenced by a promissory note from Parent, HHC or CASI, as applicable, in the form of that certain Promissory Note to be delivered by Parent in favor of Borrower on the Closing Date, and those certain Secured Promissory Notes to be delivered by HHC and CASI in favor of Borrower on the Closing Date, all of which shall each be endorsed over and delivered to Lender by Borrower pursuant to the Note Pledge Agreement of even date herewith; (3) such intercompany loans shall be secured by a senior lien on and security interest in all assets of Parent, HHC and CASI, as applicable, such lien, with respect to Parent, being created by the Parent Security Agreement, and with respect to each of HHC and CASI, shall have been created in favor of Borrower pursuant to those certain Security Agreements entered into between HHC and CASI, respectively, and Borrower as of the Closing Date, the rights under which shall be collaterally assigned to Lender pursuant to the Collateral Assignment of Material Agreements delivered by Borrower in favor of Lender as of the Closing Date; (4) HHC and CASI shall each have delivered one or more UCC financing statements designating Borrower as the original "Secured Party" thereunder and Lender as "Assignee of Secured Party," and Parent shall have delivered one or more UCC financing statements designating Lender as "Secured Party" thereunder, all of which financing statements shall be filed in all appropriate jurisdictions, as deemed necessary by Lender, in order to perfect Borrower's security interest in the assets of Parent, HHC and CASI, respectively; (5) the Guaranty of the Loan in favor of Lender from each of Parent, HHC and CASI shall remain in full force and effect; and (6) with respect to each of Parent and HHC, the outstanding balance of any such loans from Borrower shall at no time exceed an amount equal to one hundred and fifty percent (150%) of the amount which Parent and HHC, respectively, would then be permitted to borrow based upon each such Person's Eligible Receivables and Eligible Inventory, applying the advance rates set forth in Section 1.2 on the Schedule (and after taking into account any reserves applicable to either such

Person), and with respect to CASI, the outstanding amount of such loans from Borrower shall at no time exceed $2,000,000 (Borrower and Lender acknowledge that the foregoing limitations have been established in a period during which the corporate structure of the Loan Parties' remains subject to change, and accordingly Lender and each Loan Party agree that any such Person shall be entitled to petition Lender to reconsider the levels at which the foregoing thresholds have been established, and Lender shall be entitled to adjust such levels, following Borrower's fiscal quarter ending October 31, 1997, to amounts which are acceptable to Lender in light of Borrower's corporate structure then in effect, and taking into account the financial performance of each Loan Party); (c) DIVIDENDS; MANAGEMENT FEES. Declare or pay cash dividends upon any of its stock or distribute any of its property or redeem, retire, purchase or acquire directly or indirectly any of its stock, or for Borrower to pay any management fees to Parent; PROVIDED, HOWEVER, that Borrower shall be permitted to pay dividends and management fees to Parent, which dividends and management fees shall be paid into the Blocked Account or Dominion Account established for deposit and collection of the Parent's Receivables; and PROVIDED FURTHER, that Parent shall be permitted to pay dividends in respect of taxes to the extent set forth on the Schedule; (d) ADVERSE TRANSACTIONS. Enter into any transaction which materially and adversely affects the Collateral or its ability to repay the Obligations in full as and when due; (e) INDEBTEDNESS OF OTHERS. Become directly or contingently liable for the Indebtedness of any Person, except by endorsement of instruments for deposit; (f) REPURCHASE. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or any other repurchase or return basis; (g) NAME. Use any corporate or fictitious name other than its corporate name as set forth in its Articles or Certificate of Incorporation on the date hereof or any trade name or fictitious name certified or registered in favor of Borrower or any other Loan Party, all of which names shall be set forth on the Schedule or a supplement to the Schedule which shall be delivered by Borrower or any other Loan Party to Lender in the event any such trade names or fictitious names are adopted by Borrower or any other Loan Party for use after the Closing Date; (h) PREPAYMENT; PAYMENT OF SUBORDINATED DEBT. Prepay any Indebtedness other than trade payables and other than the Obligations, make any payment with respect to the
Subordinated   Indebtedness   except  in  accordance   with  the  terms  of  the
Subordination Agreement applicable to such Subordinated Indebtedness, or make any payment in respect of the Subordinated Indebtedness if to do so would result in an Event of Default hereunder, PROVIDED, HOWEVER, that Parent shall be permitted to prepay the Subordinated Debt held by Subordinating Creditor Carey to the extent and upon satisfaction of the conditions set forth on the Schedule;
(i) CAPITAL EXPENDITURE. Make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by Borrower and all other Loan Parties in any fiscal year would exceed the amount set forth on the Schedule; (j) COMPENSATION. Pay total compensation, including salaries, withdrawals, fees, bonuses, commissions, drawing accounts and other payments, whether directly or indirectly, in money or otherwise, during any fiscal year to all of Borrower's and Parent's executives, officers and directors (or any relative thereof) in an amount in excess of the compensation provided for in those certain Employment Agreements described on the Schedule, and subject to the limitations on payments of discretionary amounts under such Employment Agreements which are set forth on the Schedule; (k) INDEBTEDNESS. Create, incur, assume or permit to exist any Indebtedness (including Indebtedness in connection with Capital Leases) in excess of the amount set forth on the Schedule, other than (i) the Obligations, (ii) trade payables and other contractual obligations to suppliers and customers incurred in the ordinary course of business, and
(iii) other Indebtedness existing on the date of this Agreement and described on the Schedule (other than Indebtedness paid on the date of this Agreement from proceeds of the initial advances hereunder); (l) AFFILIATE TRANSACTIONS. Except as set forth below or as otherwise permitted herein, sell, transfer, distribute or pay any money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or Indebtedness, or any property, of any Affiliate, or become liable on any guaranty of the indebtedness, dividends or other obligations of any Affiliate. Notwithstanding the foregoing, (X) each Loan Party may engage in transactions with any other Loan Party without such transactions being subject to the restrictions of this
Section 14(l), (Y) each Loan Party may pay compensation permitted by Section 14(j) to employees who are Affiliates and, (Z) if no Event of Default has occurred and is continuing, each Loan Party may engage in transactions with Affiliates who are not also Loan Parties in the normal course of business, in amounts and upon terms which are fully disclosed to Lender and which are no less favorable to such Loan Party than would be obtainable in a comparable arm's length transaction with a Person who is not an Affiliate; (m) NATURE OF BUSINESS. Enter into any new business or make any material change in any of Borrower's or any other Loan Party's business objectives, purposes and operations; (n) LENDER'S NAME. Use the name of Lender in connection with any of Borrower's or any other Loan Party's business or activities, except in connection with internal business matters or as required in dealings with governmental agencies and financial institutions or with trade creditors of Borrower or any other Loan Party, solely for credit reference purposes; (o) MARGIN Security. Own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect; (p) FEE PARCEL. Further encumber the Fee Parcel or assign any portion of the proceeds to be realized from a sale of the Fee Parcel other than the assignment of such proceeds to Lender pursuant to Section 13.15 hereof; (q) STOCK OWNERSHIP. Permit Parent to sell or otherwise dispose of any shares of the Borrower Stock, CASI Stock, or HHC Stock now owned or hereafter acquired by Parent; PROVIDED, HOWEVER, that Parent shall be permitted to sell or otherwise dispose of those shares of CASI Stock which, as of the Closing Date, were not owned by Parent if Parent subsequently acquires such shares and the net effect of any such disposition (considered on a proportional basis if less than all of such shares of CASI Stock subsequently acquired by Parent are then being disposed of), either generates positive cash flow to Parent or is cash flow neutral to Parent; or (r) PRESTIGE CAPITAL. Borrow any amounts from Prestige Capital Corporation ("Prestige"), which Person previously served as a lender to Parent, or permit those certain UCC financing statements which designate Prestige as secured party, being specifically file number 1740644, filed December 23, 1996 with the New Jersey Secretary of State, and file number 005664, filed December 27, 1996 with the Bergen County, New Jersey, Recorder's Office, (collectively, the "Prestige UCCs"), to remain outstanding beyond a reasonable period for obtaining terminations thereof following the date upon which Parent's contract with Prestige shall, by its terms, expire. The foregoing notwithstanding, Parent and Borrower each undertake and agree to use their best efforts to obtain terminations of the Prestige UCC's as soon as possible, subject to the understanding that this agreement of Parent and Borrower shall not obligate either such person to pay fees to Prestige not already provided for in the loan documents between Parent and Prestige in order to obtain such terminations.

15.      ENVIRONMENTAL MATTERS.

      15.1 DEFINITIONS. The following definitions apply to the provisions of this Section 15: (i) The term "Applicable Law" shall include, but shall not be limited to, each statute named or referred to in this Section 15.1 and all rules and regulations thereunder, and any other local, state and/or federal laws, rules, regulations and ordinances, whether currently in existence or hereafter enacted, which govern, to the extent applicable to the Property or to Borrower or any other Loan Party, (a) the existence, cleanup and/or remedy of contamination on real property; (b) the protection of the environment from soil, air or water pollution, or from spilled, deposited or otherwise emplaced contamination; (c) the emission or discharge of hazardous substances into the environment; (d) the control of hazardous wastes; or (e) the use, generation, transport, treatment, removal or recovery of Hazardous Substances. (ii) The term "Hazardous Substance" shall mean (a) any oil, flammable substance, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which (i) pose a hazard to the Property or to persons on or about the Property or (ii) cause the Property to be in violation of any Applicable Law; (b) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (c) any chemical, material or substance defined as or included in the definition of "hazardous substances," "waste," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any Applicable Law, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 USC ss.ss. 9601 ET SEQ.; the Resource Conservation and Recovery Act ("RCRA"), 42 USC ss.ss. 6901 ET SEQ.; the Hazardous Materials Transportation Act, 49 USC ss.ss. 1801 ET SEQ.; and the Federal Water Pollution Control Act, 33 USC ss.ss. 1251 ET SEQ.;
(d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority which may or could pose a hazard to the health and safety of the occupants of the Property or the owners and/or occupants of property adjacent to or surrounding the Property, or any other person coming upon the Property or adjacent property; and (e) any other chemical, materials or substance which may or could pose a hazard to the environment. (iii) The term "Property" shall mean all real property, wherever located, in which Borrower or any Affiliate of Borrower has any right, title or interest, whether now existing or hereafter arising, and including, without limitation, as owner, lessor or lessee.

      15.2  COVENANTS  AND  REPRESENTATIONS.  Each  Loan  Party  represents  and warrants that there have not been, during the period of such Loan Party's possession of any interest in the Property owned by it, and, to the best of its knowledge after reasonable inquiry, there have not been at any other times, any activities on the Property involving, directly or indirectly, the use, generation, treatment, storage or disposal of any Hazardous Substances except in compliance with Applicable Law (a) under, on or in the land included in the Property, whether contained in soil, tanks, sumps, ponds, lagoons, barrels, cans or other containments, structures or equipment, (b) incorporated in the buildings, structures or improvements included in the Property, including any building material containing asbestos, or (c) used in connection with any operations on or in the Property. Without limiting the generality of the foregoing and to the extent not included within the scope of this Section 15.2, Borrower represents and warrants that it is in full compliance with Applicable Law and has received no notice from any person or any governmental agency or other entity of any violation by Borrower or its Affiliates of any Applicable Law. Borrower shall be solely responsible for and agrees to indemnify Lender, protect and defend with counsel reasonably acceptable to Lender, and hold Lender harmless from and against any claims actions, administrative proceedings, judgments, damages, punitive damages, penalties, fines, costs, liabilities (including sums paid in settlements of claims), interest or losses, attorneys' fees (including any fees and expenses incurred in enforcing this indemnity), consultant fees, expert fees, and other out-of-pocket costs or expenses actually incurred by Lender (collectively, the "Environmental Costs"), that may, at any time or from time to time, arise directly or indirectly from or in connection with: (a) the presence, suspected presence, release or suspected release of any Hazardous Substance whether into the air, soil, surface water or groundwater of or at the Property, or any other violation of Applicable Law, or (b) any breach of the foregoing representations and covenants; except to the extent any of the foregoing result from the actions of Lender, its employees, agents and representatives. All Environmental Costs incurred or advanced by Lender shall be deemed to be made by Lender in good faith and shall constitute Obligations hereunder.

16.      TERM; TERMINATION.

      16.1 TERM. The initial term of the Revolving Loans Facility and the obligation of Lender to make advances with respect thereto in accordance with this Agreement shall be as set forth on the Schedule (the "Initial Term"), and the Revolving Loans Facility and this Agreement shall be automatically renewed for successive periods of one (1) year (each, a "Renewal Term"), unless earlier terminated as provided herein.

      16.2 PRIOR NOTICE. Each party shall have the right to terminate this Agreement at the end of the Initial Term or at the end of any Renewal Term by giving the other party written notice not less than sixty (60) days prior to the effective date of such termination, by registered or certified mail.

      16.3 PAYMENT IN FULL. Upon the effective date of termination, the Obligations shall become immediately due and payable in full in cash.

      16.4 EARLY TERMINATION; TERMINATION FEE. In addition to the procedure set forth in Section 16.2, Borrower may terminate this Agreement at any time upon sixty (60) days' prior written notice and prepay the Obligations. Upon any such early termination by Borrower or any termination of this Agreement by Lender upon the occurrence of an Event of Default, then, and in any such event, Borrower shall pay to Lender upon the effective date of such termination a fee (the "Termination Fee") in an amount equal to the amounts shown on the Schedule.

17.      DEFAULT.

      17.1 EVENTS OF DEFAULT. Any one or more of the following events shall constitute an Event of Default under this Agreement:

      (i) Borrower fails to pay when due and payable any portion of the Obligations at stated maturity, upon acceleration or otherwise;

      (ii) Borrower or any other Loan Party fails or neglects to perform, keep, or observe any Obligation including, but not limited to, any term, provision, condition, covenant or agreement contained in any Loan Document to which such Loan Party is a party;

      (iii) Any material adverse change occurs in Borrower's and the other Loan Parties' business, assets, operations, prospects or condition, financial or otherwise, taken as a whole;

      (iv) The prospect of repayment of any portion of the Obligations, in the reasonable good faith judgment of Lender, as based upon objective evidence available to Lender, is materially impaired, or the value or priority of Lender's security interest in the Collateral is materially impaired;

      (v) Any material portion of Borrower's and the other Loan Parties' assets, taken as a whole, are seized, attached, subjected to a writ or distress warrant, are levied upon, or comes into the possession of any judicial officer;

      (vi) Borrower or any other Loan Party shall generally not pay its debts as they become due or shall enter into any agreement (whether written or oral), or offer to enter into any agreement, with all or a significant number of its creditors regarding any moratorium or other indulgence with respect to its debts or the participation of such creditors or their representatives in the supervision, management or control of the business of Borrower or any other Loan Party;

      (vii) Any bankruptcy or other insolvency proceeding is commenced by Borrower or any other Loan Party, or any such proceeding is commenced against Borrower or any other Loan Party and remains undischarged or unstayed for forty-five (45) days;

      (viii) Any notice of lien, levy or assessment is filed of record with respect to any of Borrower's or any other Loan Party's assets which assets, individually or in the aggregate, have a fair market value greater than $100,000;

      (ix) Any judgments are entered against Borrower or any other Loan Party in an aggregate amount exceeding $100,000;

      (x) Any default shall occur under any material agreement between Borrower or any other Loan Party and any third party including, without limitation, any default which would result in a right by such third party to accelerate the maturity of any Indebtedness of Borrower or any other Loan Party to such third party with an outstanding principal balance in excess of $100,000;

      (xi) Any representation or warranty made or deemed to be made by Borrower, any Affiliate or any other Loan Party in any Loan Document or any other statement, document or report made or delivered to Lender in connection therewith shall prove to have been misleading in any material respect;

      (xii) Any executive officer of Borrower, or the chief executive officer of Parent, ceases to be active in the day-to-day management of Borrower's (or Parent's) operations, unless a qualified replacement reasonably acceptable to Lender is hired to assume the job responsibilities of the departing officer within sixty (60) days following the date of such departure;

      (xiii) Any Prohibited Transaction or Reportable Event shall occur with respect to a Plan which could have a material adverse effect on the financial condition of Borrower or any other Loan Party; any lien upon the assets of Borrower or any other Loan Party in connection with any Plan shall arise; Borrower or any of its ERISA Affiliates shall fail to make full payment when due of all amounts which Borrower or any of its ERISA Affiliates may be required to pay to any Plan or any Multiemployer Plan as one or more contributions thereto; Borrower or any of its ERISA Affiliates creates or permits the creation of any accumulated funding deficiency, whether or not waived; or

      (xiv) Any transfer of the issued and outstanding shares of common stock or other evidence of ownership in Borrower shall occur which causes the Parent to own less than ninety-eight and one-half percent (98.5%) of the Borrower Stock.

      17.2 REMEDIES. Upon the occurrence and during the continuance of an Event of Default, Lender may, at its option and in its sole discretion and in addition to all of its other rights under the Loan Documents, terminate this Agreement and declare all of the Obligations to be immediately payable in full. Borrower agrees that Lender shall also have all of its rights and remedies under applicable law, including, without limitation, the default rights and remedies of a secured party under the Code, and upon the occurrence and during the continuance of an Event of Default, Borrower hereby consents to the appointment of a receiver by Lender in any action initiated by Lender pursuant to this Agreement and to the jurisdiction and venue set forth in Section 19.7 hereof, and Borrower waives notice and posting of a bond in connection therewith. Further, Lender may, at any time, take possession of the Collateral and keep it on Borrower's premises, at no cost to Lender, or remove any part of it to such other place(s) as Lender may desire or Borrower shall, upon Lender's demand, at Borrower's sole cost, assemble the Collateral and make it available to Lender at a place reasonably convenient to Lender and Lender may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as Lender deems advisable, at Lender's discretion, and may, if Lender deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Borrower agrees that Lender has no obligation to preserve rights to the Collateral or marshall any Collateral for the benefit of any Person. Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks and advertising matter, or any similar property, in completing production, advertising or selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit. Any requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Borrower at its address set forth in the heading to this Agreement at least five (5) days before sale or other disposition. The proceeds of sale shall be applied, first, to all attorneys fees and other expenses of sale, and second, to the Obligations in such order as Lender shall elect, in its sole discretion. Lender shall return any excess to Borrower and Borrower shall remain liable for any deficiency to the fullest extent permitted by law. Each other Loan Party also hereby agrees that the foregoing provisions relative to remedies shall be available to Lender as to the assets of such other Loan Party with respect to all periods when any Eligible Receivables or Eligible Inventory of such other Loan Party are included in Borrower's borrowing base for purposes of determining the amount of advances under the Revolving Loans Facility available to Borrower hereunder.

      17.3 STANDARDS FOR DETERMINING COMMERCIAL REASONABLENESS. Borrower and Lender agree that the following conduct by Lender with respect to any disposition of Collateral shall conclusively be deemed commercially reasonable (but other conduct by Lender, including, but not limited to, Lender's use in its sole discretion of other or different times, places and manners of noticing and conducting any disposition of Collateral shall not be deemed unreasonable): Any public or private disposition as to which on no later than the tenth calendar day prior thereto written notice thereof is mailed or personally delivered to Borrower and, with respect to any public disposition, on no later than the tenth calendar day prior thereto notice thereof describing in general non-specific terms, the Collateral to be disposed of is published once in a newspaper of general circulation in the county where the sale is to be conducted, at any place designated by Lender, with or without the Collateral being present, and which commences at any time between 8:00 a.m. and 5:00 p.m. (provided that no notice of any public or private disposition need be given to the Borrower if the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market). Without limiting the generality of the foregoing, Borrower expressly agrees that, with respect to any disposition of accounts, instruments and general intangibles, it shall be commercially reasonable for Lender to direct any prospective purchaser thereof to ascertain directly from Borrower any and all information concerning the same, including, but not limited to, the terms of payment, aging and delinquency, if any, the financial condition of any obligor or account debtor thereon or guarantor thereof, and any collateral therefor.

18.      DEFINITIONS.

      18.1 DEFINED TERMS. As used in this Agreement, the following terms have the definitions set forth below: "ADA" means the Americans with Disabilities Act of 1990 (42 U.S.C.ss. 12101, ET SEQ.) and all applicable rules, regulations, codes, ordinances and guidance documents promulgated or published thereunder.

"AFFILIATE" means any Person controlling, controlled by or under common control with Borrower. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of Borrower, whether through ownership of common or preferred stock or other equity interests, by contract or otherwise. Without limiting the generality of the foregoing, each of the following shall be an
Affiliate: any officer, director, employee or other agent of Borrower, any shareholder or subsidiary of Borrower, and any other Person with whom or which Borrower has common shareholders, officers or directors.

"BASE RATE" shall mean that rate of interest announced publicly by Citibank, N.A., New York, New York, as its base borrowing rate, as it exists from time to time, notwithstanding the fact that some persons may borrow money at less than the Base Rate.

"BORROWER STOCK" means, at any given time, all of the then issued and outstanding capital stock of Borrower.

"BUSINESS DAY" means any day on which commercial banks in all of Los Angeles, California, New York, New York, and Philadelphia, Pennsylvania are open for business.

"CAPITAL EXPENDITURES" means all expenditures made and liabilities incurred for the acquisition of any fixed asset or improvement, replacement, substitution or addition thereto which has a useful life of more than one year and including, without limitation, those arising in connection with Capital Leases.

"CAPITAL LEASE" means any lease of property by Borrower or any other Loan Party that, in accordance with generally accepted accounting principles, should be capitalized for financial reporting purposes and reflected as a liability on the balance sheet of Borrower or such other Loan Party.

"CASH AND CASH EQUIVALENTS" means Borrower's (i) cash on hand or in any bank or trust company, and checks on hand and in transit, (ii) monies on deposit in any money market account, and (iii) treasury bills, certificates of deposit, commercial paper and readily marketable securities at current market value.

"CASI  shall  mean  Computer-Aided   Software  Integration,   Inc.,  a  Delaware
corporation.

"CASI STOCK" means, at any given time, all of the issued and outstanding capital stock of CASI.

"CLOSING" means the initial advance made by Lender pursuant to this Agreement.

"CLOSING DATE" means the date of the Closing.

"CODE" means the Uniform Commercial Code as adopted, amended, and in effect in the State of New York from time to time.

"COLLATERAL" has the meaning set forth in Section 4.1 above.

"COMMITMENT LETTER" shall mean that certain commitment letter of Lender to Parent, dated as of February 11, 1997, as accepted by Parent.

"CONDITIONAL APPROVAL LETTER" shall mean that certain letter dated March 12, 1997 from Lender to Borrower, as accepted by Borrower on March __, 1997, which sets out the material terms and conditions applicable to the Inventory Finance Facility.

"DEPOSIT ACCOUNTS" has the meaning set forth in Section 9-105 of the Code.

"DFS" shall mean Deutsche Financial Services Corporation, which is the lender with respect to the DFS Debt.

"DFS DEBT" shall mean that certain floorplan finance facility currently extended to Parent by DFS, with a maximum permitted principal Indebtedness thereunder as of the Closing Date in the amount of $300,000.

"DILUTION" shall mean, for any period, the quotient, expressed as a percentage, derived when the sum of (i) total non-cash reductions to Receivables plus (ii) all debit memos (i.e., invoices relating to any previously billed sale) under ninety (90) days old are divided by Borrower's gross sales for the same period.

"EBITDA" means, for any period, Parent's consolidated net income or loss (excluding the effect of any extraordinary gains or losses), determined in accordance with generally accepted accounting principles, PLUS or MINUS each of the following items, to the extent deducted from or added to the consolidated revenues of Parent in the calculation of net income or loss: (i) depreciation;
(ii) amortization and other non-cash charges; (iii) interest expense paid or accrued; and (iv) total federal and state income tax expense determined as the accrued liability of Parent and its subsidiaries in respect of such period, regardless of what portion of such expense has actually been paid by Parent and its subsidiaries during such period.

"ELIGIBLE INVENTORY" means Inventory which Lender, in its sole judgment, deems Eligible Inventory, based on such considerations as Lender may from time to time deem appropriate. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless, in Lender's sole judgment, such Inventory
(i) consists of raw materials or finished goods, in good, new and salable condition which are not obsolete or unmerchantable, and are not comprised of packaging, materials or supplies, or inventory held at outside processors, and are not slow-moving or held on consignment; (ii) meets all standards imposed by any governmental agency or authority; (iii) conforms in all respects to the warranties and representations set forth herein; (iv) is at all times subject to Lender's duly perfected, first priority security interest; and (v) is situated at a location in compliance with Section 12.16 hereof. For purposes of determining the amount of Inventory Loans to which Borrower shall be entitled pursuant to Section 1.2 as set forth in the Schedule, Borrower may include an amount for Inventory owned by Parent, HHC and/or CASI, to the extent that such Inventory otherwise qualifies as Eligible Inventory hereunder, as to each such Person during any period in which, with respect to Parent, the Parent Security Agreement remains in full force and effect and Lender has a perfected security interest in such Inventory, and as to Parent, HHC and CASI, such Person satisfies all of the conditions applicable under Section 14(b) hereof to permit Borrower to make loans or advances to such Person.

"ELIGIBLE RECEIVABLES" means Receivables which Lender, in its sole judgment, shall deem eligible based on such considerations as Lender may from time to time deem appropriate. Without limiting the foregoing, a Receivable shall not be deemed to be an Eligible Receivable if (i) the account debtor has failed to pay the Receivable within a period of ninety (90) days after invoice date; (ii) the account debtor has failed to pay more than twenty-five percent (25%) of all outstanding Receivables owed by it to Borrower within ninety (90) days after invoice date; (iii) the account debtor is an Affiliate of Borrower; (iv) the goods relating thereto are placed on consignment, guaranteed sale, "bill and hold" or other terms pursuant to which payment by the account debtor may be conditional; (v) the account debtor is not located in the United States or Canada, unless the Receivable is supported by a letter of credit in form and substance satisfactory to Lender; (vi) the account debtor is the United States or any department, agency or instrumentality thereof or any State, city or municipality of the United States, PROVIDED, however, that a Receivable shall not be deemed ineligible by reason of this clause (vi) if Borrower has complied, to the satisfaction of Lender, with all requirements necessary under the Federal Assignment of Claims Act of 1940, as amended; (vii) Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower; (viii) the account debtor's total obligations to Borrower exceed fifteen percent (15%) of all Eligible Receivables, to the extent of such excess; (ix) notwithstanding the provisions of the immediately preceding clause
(viii), as to individual account debtors approved by Lender from time to time on the basis of credit information acceptable to Lender in Lender's sole discretion, such account debtor's total obligations to Borrower exceed twenty-five percent (25%) of all Eligible Receivables, or such other percentage specifically designated by Lender to be applicable to such account debtor, to the extent of such excess; (x) the account debtor disputes liability or makes any claim with respect thereto (up to the amount of such liability or claim), or is subject to any insolvency or bankruptcy proceeding, or becomes insolvent, fails or goes out of a material portion of its business; (xi) the amount thereof consists of late charges or finance charges; (xii) the invoice constitutes a progress billing on a project not yet completed, except that the final billing at such time as the matter has been completed and delivered to the customer may be deemed an Eligible Receivable; (xiii) credit balances over ninety (90) days past issue date (with the result that the total amount of Receivables which shall be considered ineligible as a result of the operation of clause (i) hereof shall be determined without giving effect to any credit balances included in the "over ninety day" column); (xiv) sales for cash or on other terms requiring cash on delivery (C.O.D.); or (xv) the face amount thereof exceeds $200,000, unless accompanied by evidence of shipment of the goods relating thereto satisfactory to Lender in its sole discretion. For purposes of determining the amount of Receivables Loans to which Borrower shall be entitled pursuant to Section 1.2 as set forth in the Schedule, Borrower shall be permitted to include an amount for Receivables owned by Parent, HHC and/or CASI, to the extent that such Receivables otherwise qualify as Eligible Receivables hereunder, as to each such Person during any period in which, with respect to Parent, the Parent Security Agreement remains in full force and effect and Lender has a perfected security interest in such Receivables, and as to HHC and CASI, such Person satisfies all of the conditions applicable under Section 14(b) hereof to permit Borrower to make loans or advances to such Person.

"EQUIPMENT" means all of Borrower's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing, wherever located. References to the Equipment herein shall include references to such assets owned by any other Loan Party for any period during which, with respect to Parent, the Parent Security Agreement remains in full force and effect and Lender has a perfected lien on and security interest in such assets, and for each of HHC and CASI, during any period when such Person has satisfied all requirements to be entitled to obtain loans from Borrower to Section 14(b) hereof.

"ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

"ERISA AFFILIATE" means each trade or business (whether or not incorporated and whether or not foreign) which is or may hereafter become a member of a group of which Borrower is a member and which is treated as a single employer under ERISA
Section 4001(b)(1), or IRC Section 414.

"EVENT OF DEFAULT" means any of the events set forth in Section 17.1 of this Agreement.

"EXAMINATION FEE" shall have the meaning set forth in Section 3.1 on the Schedule.

"EXCESS AVAILABILITY" means, as of the date of determination thereof, the amount by which the average daily total principal balance of the Revolving Loans Facility which Borrower would be permitted to have outstanding over the prior 30 days, based on the formulas and reserves set forth in Section 1.2 hereof and in the Schedule, exceeds of sum of the Receivable Loans and the Inventory Loans then actually outstanding, such excess then being reduced by an amount necessary to provide for the payment of all accounts payable of Borrower and each other Loan Party which are more than thirty (30) days past due date.

"EXCESS CASH FLOW" means Operating Cash Flow/Permitted less Total Contractual Debt Service.

"FACILITY FEE" shall have the meaning set forth in Section 3.1 on the Schedule.

"FEE PARCEL" shall mean that certain parcel of real estate owned by Parent, located at 151 Veterans Drive, Northvale, New Jersey, and which is legally described on EXHIBIT 18.1 attached hereto.

"GENERAL INTANGIBLES" means all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Lender, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation credit, liability, property and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the
Receivables by an account debtor, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).
References to the General Intangibles herein shall include references to such assets owned by any other Loan Party for any period during which, with respect to Parent, the Parent Security Agreement remains in full force and effect and Lender has a perfected lien on and security interest in such assets, and for each of HHC and CASI, during any period when such Person has satisfied all requirements to be entitled to obtain loans from Borrower to Section 14(b) hereof.

"GUARANTIES" shall mean those certain Guaranties given by each Guarantor in favor of Lender, guaranteeing repayment of the Obligations by Borrower, as the same may subsequently be amended, modified, renewed, restated, or replaced.

"GUARANTORS" shall mean each of Parent, HHC, and CASI, together with any other persons who may subsequently execute and deliver a Guaranty in favor of Lender.

"HHC" shall mean HH Communications, Inc., an Illinois corporation.

"HHC STOCK" means, at any given time, all of the then issued and outstanding capital stock of HHC.

"INCIPIENT DEFAULT" means any event or condition which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

"INDEBTEDNESS" means all of Borrower's present and future obligations, liabilities, debts, claims and indebtedness, contingent, fixed or otherwise, however evidenced, created, incurred, acquired, owing or arising, whether under written or oral agreement, operation of law or otherwise, and includes, without limiting the foregoing (i) the Obligations, (ii) obligations and liabilities of any Person secured by a lien, claim, encumbrance or security interest upon property owned by Borrower, even though Borrower has not assumed or become liable therefor, (iii) obligations and liabilities created or arising under any lease (including Capital Leases) or conditional sales contract or other title retention agreement with respect to property used or acquired by Borrower, even though the rights and remedies of the lessor, seller or lender are limited to repossession, (iv) all unfunded pension fund obligations and liabilities and (v) deferred taxes. The foregoing notwithstanding, Indebtedness shall not include the amount of Borrower's accounts payable and accrued expenses outstanding from time to time, to the extent that such accounts payable or accrued expenses are current within their stated terms or within extensions of such stated terms as are commercially reasonable and customarily acceptable within the industry.

"INITIAL TERM" has the meaning set forth on the Schedule.

"INSURANCE  LETTER"  means that certain  letter in the form  attached  hereto as
Exhibit 4.4 setting forth the requirements of Lender with respect to certain insurance coverages to be maintained by Borrower.

"INVENTORY" means all of Borrower's now owned and hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and other personal property, and all documents of title or other documents representing them. Inventory shall not include any goods, merchandise or other personal property which may be in the possession of Borrower but which is not owned by Borrower. References to the Inventory herein shall include references to such assets owned by any other Loan Party for any period during which, with respect to Parent, the Parent Security Agreement remains in full force and effect and Lender has a perfected lien on and security interest in such assets, and for each of HHC and CASI, during any period when such Person has satisfied all requirements to be entitled to obtain loans from Borrower to Section 14(b) hereof.

"INVENTORY FINANCE FACILITY" shall mean that certain inventory finance facility to be provided by Lender to Borrower, up to a maximum outstanding principal Indebtedness thereunder of $500,000, which facility shall constitute a subline of the Revolving Loans Facility. The Inventory Finance Facility shall be on substantially the same terms and conditions as set forth in the Conditional Approval Letter.

"INVENTORY FINANCE RESERVE" shall mean a reserve against borrowing availability under the Revolving Loans Facility which, as of the Closing Date, shall be established in an amount equal to the maximum permitted principal Indebtedness under the DFS Debt ($300,000). Following the closing the Inventory Finance Facility, the amount of the Inventory Finance Reserve shall be increased to equal the maximum permitted principal Indebtedness under the Inventory Finance Facility (initially, $500,000). The Inventory Finance Reserve shall remain in effect throughout the term of the Loans for so long as the Inventory Finance Facility is available to Borrower.

"INVENTORY LOANS" has the meaning set forth in Section 1.2 on the Schedule.

"INVENTORY SUBLIMIT" has the meaning set forth in Section 1.2 on the Schedule.

"IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

"LIFE INSURANCE POLICIES" those certain life insurance policies on the lives of Isaac Gaon and Christopher Carey delivered to Lender pursuant to provisions of
Section 2.1(o).

"LOAN DOCUMENTS" means, collectively, this Agreement, the Note, the Stock Pledge Agreements, the Subordination Agreements, the Insurance Letter, the Validity and Support Agreements, the Note Pledge Agreements, the Collateral Assignment of Material Agreements, the Guaranties, the Landlord Waivers, the Parent Security Agreement, any other note or notes executed by Borrower and payable to Lender, and any other agreement entered into in connection with this Agreement, such other security agreements, intellectual property assignments and mortgages as Lender may require with respect to this Agreement, together with all alterations, amendments, changes, extensions, modifications, refinancings, refundings, renewals, replacements, restatements, or supplements, of or to any of the foregoing.

"LOAN PARTY" and "LOAN PARTIES" shall mean, respectively, any of Borrower, Parent, HHC, or CASI, or any two or more of Borrower, Parent, HHC, and CASI.

"LOAN YEAR" means a period from the Closing Date or any annual anniversary of the Closing Date through the day preceding the immediately succeeding annual anniversary of the Closing Date.

"MATURITY DATE" shall mean April 1, 2000, the date upon which the final installment under the Notes shall be due and payable, absent an acceleration of the maturity thereof, whether such acceleration results from an Event of Default, the termination of the Revolving Loans Facility prior to the Maturity Date, or for any other reason permitted hereunder.

"MAXIMUM AMOUNT" shall have the meaning set forth in Section 1.2 on the Schedule.

"MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in ERISA Sections 3(37) or 4001(a)(3) or IRC Section 414(f) which covers employees of Borrower or any ERISA Affiliate.

"NJEDA DEBT" means all outstanding Indebtedness of Borrower to the New Jersey Economic Development Authority and the Banque Nationale de Paris (Houston Agency) pursuant to that certain Loan Agreement dated as of March 3, 1992 between Borrower and such Persons which, as of the Closing Date, was in the unpaid principal amount of approximately $675,000.

"NJEDA RESERVE" means a reserve against borrowing availability under Section 1.2 hereof in an amount equal to the unpaid principal balance owed by Borrower on the Closing Date to the New Jersey Economic Development Authority and the Banque Nationale de Paris (Houston Agency) pursuant to that certain Loan Agreement dated as of March 3, 1992 between Borrower and the New Jersey Economic
Development Authority, PLUS an amount equal to accrued interest on such outstanding principal balance which shall be due and payable with the next installment of principal or interest accruing thereunder, PLUS an amount equal to any prepayment premium or penalty which Borrower would be required to pay under the loan documents applicable to the NJEDA Debt if Borrower were to prepay all such Indebtedness in full, MINUS an amount equal to any sinking fund or other reserves which may exist, the funds in which are irrevocably committed to payment of amounts owed in respect of the NJEDA Debt.

"NOTE" shall mean that certain Promissory Note of Borrower in favor of Lender, dated as of the Closing Date, in the original principal amount of $2,000,000 evidencing the Term Loan, as the same may be amended, restated, renewed, extended, or replaced from time to time.

"NOTE PLEDGE AGREEMENT(S)" shall mean that/those certain Note Pledge Agreement(s) of even date herewith by and between Lender and Borrower whereby Borrower pledges in favor of, delivers, and endorses to, Lender each of the promissory notes delivered to Borrower by Parent, HHC and CASI, respectively, in accordance with the provisions of clause (2) of Section 14(b) hereof, as the same may subsequently be modified, amended, renewed, restated, or replaced.

"OBLIGATIONS" means all present and future loans, advances, debts, liabilities, obligations, covenants, duties and indebtedness at any time owing by Borrower to Lender (including, without limitation, the Revolving Loans Facility, the Term Loan, and the Inventory Finance Facility), whether evidenced by this Agreement any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Lender in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees and any other sums chargeable to Borrower hereunder or under any other agreement with Lender.

"OPERATING CASH FLOW/ACTUAL" means, for any period, Parent's consolidated net income or loss (excluding the effect of any extraordinary gains or losses), determined in accordance with generally accepted accounting principles, PLUS or MINUS each of the following items, to the extent deducted from or added to the consolidated revenues of Parent in the calculation of net income or loss: (i) depreciation; (ii) amortization and other non-cash charges; (iii) interest expense paid or accrued; and (iv) total federal and state income tax expense determined as the accrued liability of Parent and its subsidiaries in respect of such period, regardless of what portion of such expense has actually been paid by Parent and its subsidiaries during such period; and after deduction for each of (a) federal and state income taxes, to the extent actually paid during such period; (b) any non-cash income; and (c) all actual Capital Expenditures made during such period and not financed.

"OPERATING CASH FLOW/PERMITTED" means, for any period, Parent's consolidated net income or loss (excluding the effect of any extraordinary gains or losses), determined in accordance with generally accepted accounting principles, PLUS or MINUS each of the following items, to the extent deducted from or added to the consolidated revenues of Parent in the calculation of net income or loss: (i) depreciation; (ii) amortization and other non-cash charges; (iii) interest expense paid or accrued; and (iv) total federal and state income tax expense determined as the accrued liability of Parent and its subsidiaries in respect of such period, regardless of what portion of such expense has actually been paid by Parent and its subsidiaries during such period; and after deduction for each of (a) federal and state income taxes, to the extent actually paid during such period; (b) any non-cash income; and (c) all permitted Capital Expenditures (without regard to any waiver given by Lender with respect to any limitation on such Capital Expenditures) actually made during such period and not financed.

"OVERADVANCES" has the meaning set forth in Section 1.3.

"OVERLINES" has the meaning set forth in Section 1.3.

"PARENT" means Glasgal Communications, Inc., a Delaware corporation, and the owner, as of the Closing Date, of ninety-eight and one-half percent (98.5%) of the Borrower Stock.

"PARENT SECURITY AGREEMENT" means that certain Security Agreement from Parent in favor of Lender pursuant to which Parent shall grant a senior lien on and security interest in (subject to the Permitted Prior Encumbrances), all assets of Parent, as security for performance of Parent's obligations under Parent's Guaranty.

"PBGC" means the Pension Benefit Guarantee Corporation.

"PERMITTED ENCUMBRANCE" means each of the liens, mortgages and other security interests set forth on the Schedule and incorporated herein by this reference.

"PERMITTED PRIOR ENCUMBRANCE" means the Permitted Encumbrances described in: (i) clauses (a), (b), and (c) of such definition, to the extent such Liens are accorded priority to the security interest in favor of Lender by law; (ii) clause (d) of such definition, subject to the limitations set forth therein;
(iii) clauses (e) and (g) of such definition, to the extent such Liens solely encumber the property subject to the Capital Lease or property so acquired; (iv) clause (h) of such definition which represent an extension, renewal, or replacement of a Lien described in clauses (a), (b), (c), (d), or (e), and which satisfy the limitations set forth in clause (h) thereof; and (v) the Senior Real Estate Lien.

"PERMITTED SENIOR INDEBTEDNESS" means any Indebtedness of Borrower or any other Loan Party, whether existing on the Closing Date or subsequently incurred, in connection with the purchase of personal property or the leasing of personal property pursuant to any Capital Leases.

"PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

"PLAN" means any plan described in ERISA Section 3(2) maintained for employees of Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

"PREPARED FINANCIALS" means the balance sheets of Parent and its consolidated subsidiaries as of October 28, 1996, and as of each subsequent date on which audited balance sheets are delivered to Lender from time to time hereunder, and the related statements of operations, changes in stockholder's equity and changes in cash flow for the periods ended on such dates.

"PROHIBITED TRANSACTION" means any transaction described in Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA, and any transaction described in Section 4975(c) of the IRC which is not exempt by reason of Section 4975(c)(2) of the IRC.

"PROPOSAL" means that certain proposal letter of Lender to Parent dated January 9, 1997.

"RECEIVABLE LOANS" has the meaning set forth on the Schedule.

"RECEIVABLES" means all of Borrower's now owned and hereafter acquired accounts (whether or not earned by performance), proceeds of any letters of credit naming Borrower as beneficiary, contract rights, chattel paper, instruments, documents and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, whether secured or unsecured, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party. References to the Receivables herein shall include references to such assets owned by any other Loan Party for any period during which, with respect to Parent, the Parent Security Agreement remains in full force and effect and Lender has a perfected lien on and security interest in such assets, and for each of HHC and CASI, during any period when such Person has satisfied all requirements to be entitled to obtain loans from Borrower to Section 14(b) hereof.

"RENEWAL TERM" has the meaning set forth on the Schedule.

"RENTAL RESERVES" shall mean a reserve in an amount equal to three month's rent with respect to any facility in which any Loan Party shall have Inventory or any other Collateral located, and with respect to which no satisfactory Landlord's
Waiver has been executed and delivered in favor of Lender by the applicable landlord of such facility, which Lender shall be entitled to establish in Lender's sole discretion.

"REPORTABLE EVENT" means a reportable event described in Section 4043 of ERISA or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in Section 4068(f) of ERISA.

"REVOLVING INTEREST RATE" shall mean the rate of interest applicable to the Revolving Loans Facility in accordance with Section 3.1 on the Schedule.

"SENIOR CONTRACTUAL DEBT SERVICE" means, for any period, the sum of payments made or required to be made by any Loan Party during such period for (i) interest and scheduled principal payments due on the Term Loan (excluding voluntary prepayments and payments made from Borrower's Excess Cash Flow, as required pursuant to Section 7.7 set forth on the Schedule), (ii) interest only payments due on the Revolving Loans Facility plus the Collateral Monitoring Fee, the Facility Fee, and the Unused Line Fee, and (iii) principal and interest payments due on the Permitted Senior Indebtedness.

"SENIOR REAL ESTATE LIEN" means that certain Mortgage with respect to which Parent is the "Mortgagor" and Greenpoint Mortgage Corp. is the "Mortageee," securing an Indebtedness in the original principal amount of $1,000,000, dated as of April 4, 1996.

"STOCK PLEDGE AGREEMENTS" means those certain Stock Pledge Agreements of even date herewith by and between Lender and Parent whereby Parent pledges shares constituting not less than ninety-eight and one-half percent (98.5%) of the Borrower Stock, one hundred percent (100%) of the issued and outstanding stock in HHC, and eighty percent (80%) of the issued and outstanding stock in CASI, respectively, to Lender.

"SUBORDINATED DEBT" and "SUBORDINATED INDEBTEDNESS" (either of which may be used interchangeably) mean liabilities of Borrower or Parent the repayment of which is subordinated, to the payment and performance of the Obligations, pursuant to a subordination agreement on Lender's standard form.

"SUBORDINATED LOAN DOCUMENTS" means all of the documents executed and delivered by Borrower or Parent relating to the Subordinated Debt.

"SUBORDINATING CREDITORS" shall mean Tinicum Investors, a general partnership, Frank Brosens, Christopher J. Carey, and Plan C LLC, each of whom shall execute and deliver a Subordination Agreement.

"SUBORDINATION AGREEMENTS" shall mean those certain Subordination and Standstill Agreements, in form and substance satisfactory to Lender, to be entered into between Lender and each holder of any Subordinated Debt.

"TERM INTEREST RATE" shall mean the rate of interest applicable to the Term Loan in accordance with Section 3.1 on the Schedule.

"TERM LOAN" shall have the meaning set forth in Section 1.2 on the Schedule.

"TOTAL CONTRACTUAL DEBT SERVICE" means, for any period, the sum of payments made (or, as to clause (i) of this sentence, required to be made) by any Loan Party during such period for (i) Senior Contractual Debt Service, and (ii) interest and scheduled principal payments due on any and all other Indebtedness of any Loan Party, including without limitation the Subordinated Indebtedness.

"TOTAL FACILITY" has the meaning set forth on the Schedule.

"TRADEMARKS, LICENSES AND PATENTS" means all of Borrower's and each other Loan Party's right, title and interest in and to: (i) trademarks, trademark registrations, trade names, trade name registrations, and trademark or trade name applications, including without limitation such as are listed on the Schedule, attached hereto and made a part hereof, as the same may be amended from time to time, and (a) renewals thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, (d) all rights corresponding thereto throughout the world, and (e) the goodwill of the business operated by Assignor connected with and symbolized by any trademarks or trade names; (ii) license agreements, including without limitation such as are listed on the Schedule attached hereto and made a part hereof, and the right to prepare for sale, sell, and advertise for sale any Inventory now or hereafter owned by Assignor and now or hereafter covered by such licenses; and (iii) patents and patent applications, registered or pending, including without limitation such as are listed on the Schedule, attached hereto, together with all income, royalties, shop rights, damages and payments thereto, the right to sue for infringements thereof, and all rights thereto throughout the world and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, and the goodwill of the business connected with the use of and symbolized by such patents.

"UNUSED LINE FEE" shall have the meaning set forth in Section 3.1 on the Schedule.

18.2 OTHER TERMS. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with generally accepted accounting principles, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

19.      MISCELLANEOUS.

      19.1 RECOURSE TO SECURITY; CERTAIN WAIVERS. All Obligations shall be payable by Borrower as provided for herein and, in full, at the termination of this Agreement; recourse to security will not be required at any time. Borrower and each other Loan Party waives presentment and protest of any instrument and notice thereof, notice of default and, to the extent permitted by applicable law, all other notices to which Borrower or any other Loan Party might otherwise be entitled, except to the extent that this Agreement or the other Loan Documents specifically obligate Lender to provide any such notice.

      19.2 NO WAIVER BY LENDER. Lender's failure to exercise any right, remedy or option under this Agreement or any supplement or other agreement between Lender and Borrower or any other Loan Party or delay by Lender in exercising the same will not operate as a waiver. No waiver by Lender will be effective unless in writing and then only to the extent stated. No waiver by Lender shall affect its right to require strict performance of this Agreement. Lender's rights and remedies will be cumulative and not exclusive.

      19.3 BINDING ON SUCCESSOR AND ASSIGNS. All terms, conditions, promises, covenants, provisions and warranties shall inure to the benefit of and bind Lender's and Borrower's and each other Loan Party's respective representatives, successors and assigns.

      19.4 SEVERABILITY. If any provision of this Agreement shall be prohibited or invalid under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

      19.5 AMENDMENTS; ASSIGNMENTS. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer any interest in this Agreement or any other Loan Document, or any portion thereof, including, without limitation, any of Borrower's rights, title, interests, remedies, powers and duties hereunder or thereunder. Borrower and each other Loan Party hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers and duties hereunder or thereunder. In connection therewith, Lender may disclose all documents and information which Lender now or hereafter may have relating to Borrower and each other Loan Party or the business of any such Person. To the extent that Lender assigns its rights and obligations hereunder to a third party, Lender shall thereafter be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third party.

      19.6 INTEGRATION. This Agreement, together with the Schedule (which is a part hereof) and the other Loan Documents, reflect the entire understanding of the parties with respect to the transactions contemplated hereby.

      19.7 GOVERNING LAW; WAIVERS. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK AND SHALL BE INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF NEW YORK AND NOT THE CONFLICT OF LAWS RULES OF THE STATE OF NEW YORK GOVERNING CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. BORROWER HEREBY AGREES TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY.
BORROWER WAIVES ANY OBJECTION OF FORUM NON CONVENIENS AND VENUE. BORROWER FURTHER WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE IN THE MANNER SET FORTH IN SECTION
19.13 HEREOF FOR THE GIVING OF NOTICE.

      19.8 SURVIVAL. All of the representations and warranties of Borrower and each other Loan Party contained in this Agreement shall survive the execution, delivery and acceptance thereof by the parties. No termination of this Agreement or of any guaranty of the Obligations shall affect or impair the powers, obligations, duties, rights, representations, warranties or liabilities of the parties hereto and all shall survive such termination.

      19.9 EVIDENCE OF OBLIGATIONS. Each Obligation may, in Lender's discretion, be evidenced by notes or other instruments issued or made by Borrower to Lender. If not so evidenced, such Obligation shall be evidenced solely by entries upon Lender's books and records.

      19.10 COLLATERAL SECURITY. The Obligations shall constitute one loan secured by the Collateral. Lender may, in its sole discretion, (i) exchange, enforce, waive or release any of the Collateral, (ii) apply Collateral and direct the order or manner of sale thereof as it may determine and (iii) settle, compromise, collect or otherwise liquidate any Collateral in any manner without affecting its right to take any other action with respect to any other Collateral.

      19.11 APPLICATION OF COLLATERAL. Lender shall have the continuing and exclusive right to apply or reverse and re-apply any and all payments to any portion of the Obligations in such order and manner as Lender shall determine in its sole discretion. To the extent that Borrower or any other Loan Party makes a payment or Lender receives any payment or proceeds of the Collateral for Borrower's benefit which is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

      19.12 LOAN REQUESTS. Each oral or written request for a loan by any Person who purports to be any employee, officer or authorized agent of Borrower shall be made to Lender on or prior to 10:00 a.m., Philadelphia, Pennsylvania, time, on the Business Day on which the proceeds thereof are requested to be paid to Borrower and shall be conclusively presumed to be made by a Person authorized by Borrower to do so and the crediting of a loan to Borrower's operating account shall conclusively establish Borrower's obligation to repay such loan. Unless and until Borrower otherwise directs Lender in writing, all loans shall be wired to Borrower's operating account set forth on the Schedule.

      19.13 NOTICES. Any notice required hereunder shall be in writing and addressed to the Borrower and Lender at their addresses set forth at the beginning of this Agreement. Notices hereunder shall be deemed received on the earlier of receipt, whether by mail, personal delivery, facsimile, or otherwise, or three (3) days after deposit in the United States mail, postage prepaid.

      19.14 BROKERAGE FEES. Borrower and each other Loan Party represents and warrants to Lender that, with respect to the financing transaction herein contemplated, no Person other than Brooks, Houghton, Inc. is entitled to any brokerage fee or other commission, and Borrower and each other Loan Party agrees to indemnify and hold Lender harmless against any and all such claims, whether made by Brooks, Houghton, Inc., or any other Person.

      19.15 DISCLOSURE. No representation or warranty made by Borrower or any other Loan Party in this Agreement, or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower or any other Loan Party or which reasonably should be known to Borrower or any other Loan Party which Borrower or such other Loan Party has not disclosed to Lender in writing with respect to the transactions contemplated by this Agreement which materially and adversely affects the business, assets, operations, prospects or condition (financial or otherwise), of Borrower or any other Loan Party.

      19.16 PUBLICITY. Lender is hereby authorized to issue appropriate press releases and to cause a tombstone to be published announcing the consummation of this transaction and the aggregate amount thereof.

      19.17 CAPTIONS. The Section titles contained in this Agreement are without substantive meaning and are not part of this Agreement.

      19.18 INJUNCTIVE RELIEF. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its Obligations under this Agreement, any remedy at law may prove to be inadequate relief to Lender. Therefore, Lender, if it so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

      19.19 COUNTERPARTS; FACSIMILE EXECUTION. This Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument, admissible into evidence. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile shall also deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

      19.20 CONSTRUCTION. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

      19.21 TIME OF ESSENCE. Time is of the essence for the performance by Borrower of the Obligations set forth in this Agreement.

      19.22 LIMITATION OF ACTIONS. Borrower agrees that any claim or cause of action by Borrower against Lender, or any of Lender's directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Agreement, or any other present or future agreement, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, whether or not relating hereto or thereto, occurred, done, omitted or suffered to be done by Lender, or by Lender's directors, officers, employees, agents, accountants or attorneys, whether sounding in contract or in tort or otherwise, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based and service of a summons and complaint on an officer of Lender or any other person authorized to accept service of process on behalf of Lender, within 30 days thereafter. Borrower agrees that such one-year period of time is a reasonable and sufficient time for a Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by a specific written agreement of Lender. This provision shall survive any termination of this Loan Agreement or any other agreement.

      19.23 LIABILITY. Neither Lender nor any Lender Affiliate shall be liable for any indirect, special, incidental or consequential damages in connection with any breach of contract, tort or other wrong relating to this Agreement or the Obligations or the establishment, administration or collection thereof (including without limitation damages for loss of profits, business interruption, and the like), whether such damages are foreseeable or unforeseeable, even if Lender has been advised of the possibility of such damages. Neither Lender, nor any Lender Affiliate shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by the Borrower through the ordinary negligence of Lender, or any Lender Affiliate. "Lender Affiliate" shall mean Lender's directors, officers, employees, agents, attorneys and any other person or entity affiliated with or representing Lender.

      19.24 NOTICE OF BREACH BY LENDER. Borrower agrees to give Lender written notice of (i) any action or inaction by Lender or any attorney of Lender in connection with any Loan Documents that may be actionable against Lender or any attorney of Lender or (ii) any defense to the payment of the Obligations for any reason, including, but not limited to, commission of a tort or violation of any contractual duty or duty implied by law. Borrower agrees that unless such notice is fully given as promptly as possible (and in any event within thirty (30) days) after Borrower has knowledge, or with the exercise of reasonable diligence should have had knowledge, of any such action, inaction or defense, Borrower shall not assert, and Borrower shall be deemed to have waived, any claim or defense arising therefrom.

      19.25 APPLICATION OF INSURANCE PROCEEDS. The net proceeds of any casualty insurance insuring the Collateral, after deducting all costs and expenses (including attorneys' fees) of collection, shall be applied, at Lender's option, either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Lender, or toward payment of the Obligations. Any proceeds applied to the payment of Obligations shall be applied in such manner as Lender may elect. In no event shall such application relieve Borrower from payment in full of all installments of principal and interest which thereafter become due in the order of maturity thereof.

      19.26 MUTUAL WAIVER OF RIGHT TO JURY TRIAL. LENDER AND BORROWER EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (I) THIS AGREEMENT; OR (II) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN LENDER AND BORROWER; OR (III) ANY CONDUCT, ACTS OR OMISSIONS OF LENDER OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

   BORROWER:

            DATATEC INDUSTRIES INC., A NEW JERSEY CORPORATION


            BY /S/ JAMES C. CACI
              -------------------------------------------------

   LENDER:

            FINOVA CAPITAL CORPORATION, A DELAWARE CORPORATION


            BY /S/ T. HORAK
              -------------------------------------------------
            TITLE VICE PRESIDENT

To the extent the foregoing Loan Agreement contains provisions which purport to extend to and bind any of the other Loan Parties, the undersigned hereby adopt and agree to be bound by the terms and provisions of this Loan Agreement, and hereby make and deliver all representations, warranties, and covenants in favor of Lender which by their terms extend to the Loan Parties or any of them.

            GLASGAL COMMUNICATIONS, INC., A DELAWARE CORPORATION


            BY /S/ JAMES C. CACI
              -------------------------------------------------



            HH COMMUNICATIONS, INC., AN ILLINOIS CORPORATION


            BY /S/ JAMES C. CACI
              -------------------------------------------------



            COMPUTED-AIDED SOFTWARE INTEGRATION, INC., A DELAWARE CORPORATION


            BY
              -------------------------------------------------

FINOVA
                                   SCHEDULE TO
                           LOAN AND SECURITY AGREEMENT

BORROWER:                           DATATEC INDUSTRIES INC.

ADDRESS:                            23 MADISON ROAD
                                    FAIRFIELD, NEW JERSEY  07004

DATE:                               MARCH 17, 1997

This Schedule forms an integral part of the Loan and Security Agreement between the above Borrower and FINOVA Capital Corporation dated the above date, and all references herein and therein to "this Agreement" shall be deemed to refer to said Agreement and to this Schedule.



================================================================================
TOTAL FACILITY (SECTION 1.1):

                                 $17,000,000.00



================================================================================
LOANS (SECTION 1.2):

         REVOLVING LOANS: A revolving line of credit consisting of loans against Borrower's Eligible Receivables ("Receivable Loans") and against Borrower's Eligible Inventory ("Inventory Loans") (collectively, the "Revolving Loans Facility") in an aggregate outstanding principal amount not to exceed the lesser of:

         (a) Fifteen Million Dollars ($15,000,000.00) (the "Maximum Amount") MINUS an amount equal to the NJEDA Reserve, MINUS an amount equal to the Inventory Finance Reserve, MINUS an amount equal to the Rental Reserve and any other reserves established by Lender in accordance with this Agreement; or

         (b) the sum of:

         (i) an amount equal to eighty-five percent (85%) of the net amount of the Eligible Receivables; plus

         (ii) a revolving line of credit consisting of loans against Borrower's Eligible Inventory in an aggregate outstanding principal amount not to exceed the lesser of:

              (a) fifty percent (50%) of the value of Borrower's Eligible Inventory, calculated at the lower of cost (determined on a first-in, first-out basis) or market, or


              (b) Two Million Five Hundred Thousand Dollars ($2,500,000.00) (the "Inventory Sublimit"); minus

         (iii) the NJEDA Reserve; minus

         (iv) the Inventory Finance Reserve; minus

         (v) the Rental Reserve and any other reserves established in accordance with this Agreement.

         TERM LOAN: Lender shall make a term loan in the amount of $2,000,000 (the "Term Loan"), subject to the terms and conditions set forth herein. The Term Loan shall be amortized on a modified mortgage amortization style (with roughly equal payments of principal and interest coming due on the first Business Day of each month, subject to adjustment to reflect the actual number of days in the preceding month for which interest is being charged), amortized over a five year term, with a three year maturity. The Note will provide for 36 full monthly installments of principal and interest, and a balloon payment at the time of the 36th monthly installment thereunder (the "Maturity Date"). All payments of principal and interest with respect to the Term Loan shall be payable monthly in arrears. In the event the Revolving Loans Facility is terminated prior to the Maturity Date, the entire balance owing under the Term Loan, if any, will also be due and payable concurrently with the termination of the Revolving Loans Facility.


================================================================================
CONDITIONS PRECEDENT (SECTION 2.1):

        The obligation of Lender to make the initial advance hereunder is subject to the fulfillment, to the satisfaction of Lender and its counsel, of each of the following conditions, in addition to the conditions set forth in Sections 2.1 and 2.2 above:

        (A) EXCESS AVAILABILITY. Borrower shall have Excess Availability under the Revolving Loans Facility of not less than $750,000, after (i) giving effect to the initial advance hereunder, and (ii) having taken into account any applicable reserves against borrowing availability under the Revolving Loans Facility.

        (B) SUBORDINATION AGREEMENTS. Lender and each Subordinating Creditor shall have entered into a Subordination Agreement, in form and substance satisfactory to Lender. Without limiting the generality of the foregoing, each Subordinating Creditor shall enter into one or more Subordination Agreements with Lender, in form and substance satisfactory to Lender, providing that such Subordinating Creditor's right to payments in respect of the Subordinated Debt shall be subordinated in right of payment to the Loan.

        (C) STOCK PLEDGE. Parent shall have executed and delivered the Stock Pledge Agreements, pledging in favor of Lender all issued and outstanding common capital stock of Borrower, HHC and CASI which is owned by Parent. Lender shall be in possession on the Closing Date of original stock certificates evidencing the shares of Borrower Stock, HHC Stock, and CASI Stock so pledged to Lender, and of Stock Powers and Assignments Apart from Certificate, executed in blank by Parent, with respect to all such shares.

        (D) EMPLOYMENT AGREEMENTS. If required by Lender prior to the Closing, Borrower and Parent shall enter into employment agreements, in form and substance satisfactory to Lender, with designated key employees of Borrower or Parent.

        (E) SEARCHES AND REFERENCES. Lender shall have received and approved the results of UCC, tax lien, litigation, judgment, and bankruptcy searches regarding Borrower, Parent, HHC and CASI and such members of the senior management of Borrower and Parent as shall be selected by Lender, and shall have received satisfactory customer, vendor and credit reference checks on Borrower, Parent, HHC and CASI. In addition, Lender shall have received satisfactory customer, vendor, credit reference and background checks on such members of Borrower's or Parent's senior management as deemed necessary by Lender.

        (F) PRIORITY OF LIEN. Lender shall be satisfied that, upon the Closing of the Loans, Lender shall be the senior in priority (subject only to Permitted Prior Encumbrances) and, subject to the Permitted Encumbrances, only secured, lender with respect to the assets of Borrower, Parent, and each of HHC and CASI (with the lien in favor of Lender, as to the assets of each of HHC and CASI, being by assignment of the lien granted in favor of Borrower pursuant to Section 14(b) of the Loan Agreement).

        (G) NO ADVERSE CHANGES. Prior to the Closing, there shall have occurred no material adverse change in the financial condition of Borrower and the other Loan Parties taken as a whole from that shown on the consolidated financial statements for Parent dated as of October 28, 1996, other than any such change reflected in anticipated financial results for the quarter ended January 31, 1997, which anticipated results have previously been disclosed to Lender. At the Closing, each Guarantor shall deliver to Lender an officer's certification confirming that such Person is unaware of the existence of any such material adverse change in its financial condition.

        (H) INSURANCE. Prior to Closing, there shall be in effect such casualty and hazard insurance, business interruption, product and public liability, and other forms of insurance as may be required by Lender, written by insurers and in forms and amounts satisfactory to Lender.

        (I) NON-RECURRING EXPENSES. Borrower and Parent have represented that, based upon information provided by Parent and Borrower, certain expenses incurred by Parent and Borrower will not be relevant to the operations of Borrower or Parent following the Closing (such expenses being referred to herein as the "Non-recurring Expenses"). Lender shall have reviewed and approved an analysis of the Non-recurring Expenses, to be performed prior to the Closing, which shall provide evidence satisfactory to Lender confirming that the actual amounts of such Non-recurring Expenses are as previously represented to Lender, and further addressing the basis for concluding that such expenses shall not be necessary to be incurred by Borrower or Parent in the future. Without limiting the generality of the foregoing, the minimum level of Non-recurring Expenses established by the report of such accounting firm must not be less than $12,000,000.


        (J) MATERIAL AGREEMENTS. Lender shall have reviewed and approved all material agreements to which Borrower or any other Loan Party is a party.

        (K) PROJECTIONS. Borrower shall submit cash flow projections and pro forma balance sheet with adjusting entries (i) showing that the proposed financing will provide sufficient funds for the Borrower's and each other Loan Party's projected working capital needs, (ii) showing that Borrower will have a tangible net worth in a minimum amount to be considered solvent immediately following the Closing of the Loan, and (iii) showing: (1) that the Borrower will have reasonably sufficient capital for the conduct of its business following initial funds, and (2) that the Borrower will not incur debts beyond its ability to pay such debts as they mature.

         (L) OPINIONS. To the extent any persons other than Borrower shall be parties to the Loan Documents, including without limitation each of the Guarantors, Lender reserves the right to require satisfactory opinions of counsel for each such person concerning the proper organization of such person and the due authorization, execution, delivery, enforceability, validity and binding effect of the Loan Documents to which such person is a party. Each such opinion of counsel shall confirm, to the satisfaction of Lender, that the opinion is being delivered to Lender at the instruction of the party represented by such counsel, that Lender is entitled to rely on such opinion, and that for purposes of such reliance Lender is deemed to be in privity with the opining counsel.

         (M) ADA COMPLIANCE. As of the Closing, Borrower and each other Loan Party shall be in compliance with the Americans with Disabilities Act of 1990 ("ADA"), or, if any renovations of Borrower's or any other Loan Party's facilities or modifications of Borrower's or any other Loan Party's employment practices shall be required to bring them into compliance with the ADA, review and approval by Lender of Borrower's or such other Loan Party's proposed plan to come into such compliance. Borrower and each other Loan Party shall deliver representations and warranties to Lender concerning Borrower's or such other Loan Party's compliance with the ADA, and no evidence shall have come to the attention of Lender indicating that Borrower or any other Loan Party is not in compliance with the ADA (except to the extent that Lender has reviewed and approved Borrower's or such other Loan Party's plan to come into compliance).

         Borrower shall cause the conditions precedent set forth in Section 2.1 of this Agreement and set forth above in this Schedule to be satisfied on or before March 31, 1997.


================================================================================
INTEREST AND FEES (SECTION 3.1):



         REVOLVING INTEREST RATE. Borrower shall pay Lender interest on the daily outstanding balance of the Revolving Loans Facility at a per annum rate of three-quarters of one percent (0.75%) in excess of the Base Rate. The interest rate chargeable hereunder shall be increased or decreased, as the case may be, without notice or demand of any kind, upon the announcement of any change in the Base Rate. Each change in the Base Rate shall be effective hereunder on the first day following the announcement of such change. Interest charges and all other fees and charges herein shall be computed on the basis of a year of 360 days and actual days elapsed and will be payable to Lender in arrears on the first day of each month.

         TERM INTEREST RATE. The Term Loan shall bear interest at either a fixed rate per annum or a variable rate per annum, to be selected by Borrower no later than five (5) Business Days prior to the Closing. In the event Borrower elects that the Term Interest Rate throughout the term of the Loan shall be a fixed rate of interest, the Term Interest Rate shall be equal to the per annum rate offered on a three-year U.S. Treasury Note in effect as of five (5) Business Days prior to the Closing plus four and one-half percent (4.50%). The rate offered on a three-year U.S. Treasury Note shall be defined as the rate shown under the column heading "Ask Yld." for "Govt. Bonds & Notes" in the "Treasury Bonds, Notes & Bills" Section of THE WALL STREET JOURNAL - Western Edition published on the fifth Business Day prior to the Closing for the government bond or note with a maturity date in the same month and year as the Maturity Date, or, if there are more than one government bonds or notes with a maturity date in the same month and year as the Maturity Date, the highest of the rates shown in the "Ask Yld." column for any such bond or note, or, if there is no government bond or note with a maturity date in the same month and year as the Maturity Date, the average (rounded to the next highest basis point) of the rates shown in the "Ask Yld." column for the bonds or notes in the months preceding and following the month in which the Maturity Date falls. In the event the Borrower elects that the Term Interest Rate throughout the term of the Loan shall be a variable rate of interest, the Term Interest Rate shall be equal to the Base Rate plus one and one-half percent (1.5%). Changes in the Base Rate shall take effect in the Term Interest Rate immediately. Interest shall be calculated on the basis of a 360-day year and charged for the actual number of days elapsed.

         COLLATERAL MONITORING FEE. At the closing of this transaction and on the first Business Day of each month thereafter, Borrower shall pay Lender a Collateral Monitoring Fee of One Thousand Five Hundred Dollars ($1,500.00) per month, which shall be deemed fully earned at the time of each payment.

         CLOSING FEE. At the closing of this transaction, Borrower shall pay to Lender a Closing Fee in an amount equal to One Hundred Thousand Dollars ($100,000), which shall be deemed fully earned at Closing.

         FACILITY FEE. Borrower shall pay to Lender a Facility Fee equal to one-quarter of one percent (0.25%) per annum of the amount of the Total Facility. The Facility Fee shall be deemed fully earned at the time of each payment and shall be due and payable annually, commencing upon the first anniversary of the Closing Date and continuing on each subsequent anniversary thereof.

         UNUSED LINE FEE. Borrower shall pay to Lender an Unused Line Fee equal to one-quarter of one percent (0.25%) per annum of the difference between the Maximum Amount and the average daily outstanding balance of the Revolving Loans Facility, calculated on a quarterly basis, with payment due quarterly commencing May 1, 1997 for the partial quarter from the Closing Date through April 30, 1997, and thereafter on the first Business Day of each quarter for the immediately preceding fiscal quarter.

         EXAMINATION FEES. Borrower agrees to pay to Lender an Examination Fee in the amount of Five Hundred Dollars ($500.00) per day, per auditor (plus all out-of-pocket expenses incurred by Lender and/or such auditors) in connection with each audit or examination of Borrower or of any other Loan Party performed by Lender prior to or after the date hereof. Without limiting the generality of the foregoing, Borrower shall pay to Lender an initial Examination Fee in an amount equal to $500 per day, per auditor (plus all out-of-pocket expenses incurred by Lender and/or such auditors) for examinations conducted prior to the Closing Date. Such initial Examination Fee shall be deemed fully earned at the time of payment and due and payable upon the closing of this transaction, and shall be deducted from any good faith deposit paid by Borrower to Lender prior to the date of this Agreement.

================================================================================
REPORTING REQUIREMENTS (SECTION 5.2):

         Monthly agings of accounts receivable (aged by invoice date), listings of concentrated accounts, and reconciliations of accounts receivable, and monthly agings of accounts payable (aged by invoice date), and outstanding or held check registers shall be submitted to Lender by the 10th day following the end of each month; the results of perpetual inventories shall be submitted on or before the 15th day following the end of each month; and monthly internally prepared financial statements shall be submitted on or before the 30th day following the end of each month. Annual audited financial statements, prepared by a certified public accounting firm acceptable to Lender, and containing an unqualified opinion of such accountants, shall be provided within 90 days following the end of each fiscal year. In addition to the foregoing, Borrower's outside certified public accounting firm shall deliver to Lender a letter on an annual basis, concurrently with the delivery of Borrower's (or Parent's consolidated) annual audited financial statements, certifying that the calculation of Excess Cash Flow, Operating Cash Flow/Actual, Operating Cash Flow/Permitted, Senior Contractual Debt Service, and Total Contractual Debt Service have been prepared in accordance with the requirements of this Agreement, and that the various calculations necessary to determine compliance with the Financial Covenants set forth in Section 13.14 of this Agreement have been computed in accordance with the requirements of this Agreement. Borrower shall also deliver to Lender, within three (3) Business Days following the date any such report is filed with the U.S. Securities and Exchange Commission, a copy of all reports filed by or on behalf of Parent. On an annual basis, within 30 days prior to the end of each fiscal year, Borrower shall provide annual operating budgets (including income statements, balance sheets and cash flow statements, by month), for the upcoming fiscal year. All reports or financial statements submitted by Borrower shall be in reasonable detail and shall be certified by the principal financial officer of Borrower as being complete and correct.


================================================================================
BORROWER AND LOAN PARTY INFORMATION:


         BORROWER.

         State of Incorporation (Section 12.1): New Jersey

         Fictitious Names/Prior Corporate Names/Surviving Corporation (Section 12.2):

               Prior Corporate Names: Titronix Corp., Tytronix Corporation

               Fictitious Names:  Datatec Systems, Inc.

               Company Merged, Consolidated, or whose Assets All Acquired:

                        Merger of Computer Installations Inc., a Georgia corporation with and into Tytronix Corporation, a New Jersey corporation as of April 23, 1992 (name of surviving entity changed to Datatec Industries Inc.)

      Borrower Locations (Section 12.16):

      PARENT.

      State of Incorporation (Section 12.1):                Delaware

      Fictitious  Names/Prior  Corporate  Names/Surviving  Corporation  (Section
      12.2):

         Prior Corporate Names: Sellectek Incorporated

         Fictitious Names: Glasgal Communications of New Jersey, Inc.

         Company Merged, Consolidated, or whose Assets All Acquired:

                        Merger of Glasgal Communications, Inc., a New Jersey corporation with and into Sellectek Incorporated, a California corporation as of May, 1994 (name of surviving entity changed to Glasgal Communications, Inc.)

                        Merger of Glasgal Communications, Inc., a California corporation with and into Glasgal Communications, Inc., a Delaware corporation as of January 25, 1996.

      Parent Locations (Section 12.16):

      HHC.

      State of Incorporation (Section 12.1):                Illinois

      Fictitious  Names/Prior  Corporate  Names/Surviving  Corporation  (Section
      12.2):

         Prior Corporate Names: Hamilton and Herzog Sales, Inc.

               Fictitious Names:  N/A

               Company Merged, Consolidated, or whose Assets All Acquired:  N/A

      HHC Locations (Section 12.16):

      CASI.

      State of Incorporation (Section 12.1):               Delaware

      Fictitious  Names/Prior  Corporate  Names/Surviving  Corporation  (Section
      12.2):

               Prior Corporate Names:  N/A

               Fictitious Names:  N/A

               Company Merged, Consolidated, or whose Assets All Acquired:  N/A

      CASI Locations (Section 12.16):


Permitted Encumbrances (Section 18.1):          Shall mean:

         (a) liens, mortgages and other security interests (collectively herein, "Liens") incurred and pledges and deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, old-age pensions and other social security benefits;

         (b) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business and securing obligations which are not overdue for a period of ten (10) days or more or which are being contested in good faith by appropriate proceedings as to which the Borrower or another Loan Party, as the case may be, to the extent required by generally accepted accounting principles applied on a consistent basis, shall have set aside on its books adequate reserves therefor;

         (c) Liens securing the payment of taxes, assessments and governmental charges or levies, either (i) not delinquent or (ii) being contested in good faith by appropriate legal or administrative proceedings and as to which the Borrower or another Loan Party, as the case may be, to the extent required by generally accepted accounting principles applied on a consistent basis, shall have set aside on its books adequate reserves therefor;
                                      -7-

         (d) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, Liens incurred, created, assumed or permitted to exist by, through or under a landlord or owner of the leased property, with or without consent of the lessee) which do not in the aggregate materially detract from the value of the property or assets affected thereby or materially impair the use thereof in the operation of any Loan Party's business;

         (e) Liens consisting of Capital Leases which, together with the Liens described in clause (g) hereof, shall be in an aggregate principal amount from time to time outstanding not in excess of $1,200,000;

         (f) any judgment lien unless, within thirty (30) days after the entry thereof, the judgment secured thereby shall not have been discharged, vacated, reversed or execution thereof shall not have been stayed pending appeal, or shall not have been discharged, vacated or reversed within thirty (30) days after expiration of any such stay;

         (g) purchase money Liens upon or in any property acquired or held by the Borrower or any Loan Party to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property, or Liens existing on such property at the time of its acquisition, PROVIDED that (x) such Liens are incurred, created or assumed contemporaneously with the acquisition of such property by the Borrower or such Loan Party, (y) such Liens do not encumber any property other than the property so acquired, and (z) the aggregate principal amount from time to time outstanding of all Liens described by this clause (g), together with all Liens described in clause (e) hereof, shall not exceed $1,200,000; and

         (h) extensions, renewals and replacements of Liens referred to in paragraphs (a) through (f) above; PROVIDED that (x) any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced, (y) the obligations secured by any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced, and (z) the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced.

         Attached hereto as EXHIBIT 18.1 is a list of UCC financing statements of record which reflect various Permitted Encumbrances existing as of the Closing Date as described by clauses (e) and (g) of the foregoing definition.


================================================================================
FINANCIAL COVENANTS  (SECTION 13.14):


         Borrower shall comply with all of the following covenants. Compliance shall be determined as of the end of each quarter, except as otherwise specifically provided below:

                             Senior Debt Service COVERAGE RATIO. Operating Cash Flow/Actual must be at least 1.40 times the amount necessary to meet Senior Contractual Debt Service at all times throughout the term of the Loan. The foregoing covenant shall be tested quarterly, simultaneously with the delivery of Borrower's corresponding financial information required hereunder, commencing April 30, 1997. Each of the tests conducted at the end of April, 1997, July, 1997, October, 1997, and January, 1998 shall cover the period from the Closing Date through the end of the relevant quarter. Commencing with the test for April 30, 1998, and thereafter throughout the term of the Loan, the foregoing covenant shall be tested quarterly, on a rolling twelve (12) month basis.

Total Debt Service
COVERAGE RATIO.              Operating  Cash  Flow/Actual  must be at least 1.28
                             times   the   amount   necessary   to  meet   Total
                             Contractual  Debt  Service at all times  throughout
                             the term of the Loan. The foregoing  covenant shall
                             be  tested  simultaneously  with,  and in the  same
                             manner  as,  the  senior  debt   service   coverage
                             covenant set forth in the preceding paragraph.

EBITDA. Borrower shall maintain EBITDA, tested quarterly, of not less than the amount set forth in the following table:


                                  PERIOD                 EBITDA
                                  ------                 ------

                                  2/1/97 - 4/30/97       $  800,000
                                  2/1/97 - 7/31/97       $1,850,000
                                  2/1/97 - 10/31/97      $2,840,000
                                  2/1/97 - 1/31/98       $2,990,000
                                  5/1/97 - 4/30/98       $4,000,000
                                  Every trailing
                                  12 month period
                                  thereafter             $4,000,000

================================================================================
NEGATIVE COVENANTS (SECTION 14):

CAPITAL EXPENDITURES:  Borrower  and each  other  Loan  Party  shall not make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by Borrower and all other Loan Parties in any fiscal year would exceed, without Lender's prior written consent, the sum of (a) $1,200,000 and (b) the amount expended by Borrower and all other Loan Parties from insurance proceeds for the repair or replacement of any property damaged or destroyed in casualty.


COMPENSATION:          Borrower  and  Parent  shall not pay total  compensation,
                       including   salaries,    withdrawals,    fees,   bonuses,
                       commissions,   drawing   accounts   and  other   payments
                       (including  automobile  allowances),  whether directly or
                       indirectly, in money or otherwise, during any fiscal year
                       to all of Borrower's  and Parent's  executives,  officers
                       and directors (or any relative  thereof) in excess of the
                       amounts   provided  for  in  those   certain   Employment
                       Agreements described in the following table, copies of each of which have been delivered to Lender:


                                                                                   DATE OF
                       EMPLOYEE               EMPLOYER     OFFICE                 AGREEMENT
                       --------               --------     ------                 ---------

                       Ralph Glasgal           Parent      Chairman of the        December 31, 1996
                                                           Board and
                                                           President



                       Isaac J. Gaon            Parent     Chief Executive        October 31, 1996
                                                           Officer
                       Christopher J. Carey     Parent     President and Chief    November 1, 1996
                                                           Executive
                                                           Officer (Datatec)
                       Raymond Koch             Parent     Executive Vice         November 1, 1996
                                                           President and
                                                           Chief Operating
                                                           Officer
                                                           (Datatec)
                       Robert F. Gadd, IV       Parent     Senior Vice Pres.      December 31, 1996
                       James M. Caci            Parent     Vice President         October 31, 1996
                                                            - Finance,
                                                           Chief Financial
                                                           Officer,
                                                           Secretary and
                                                           Treasurer
                       Steven Grubner           HHC        President               July 31, 1996
                       Mark Herzog              HHC        Vice President          July 31, 1996
                       George Terlizzi          HHC        Vice President          July 31, 1996
                       Frank Frazel             HHC        Vice President          July 31, 1996
                       David H. Tobey           CASI       President and Chief     April 24, 1996
                                                           Executive
                                                           Officer


                       In no event shall Borrower or Parent be permitted to pay any bonuses, incentive compensation, or other forms of discretionary compensation or remuneration (as distinguished from a normal base salary) to any of Borrower's or Parent's executives, officers, or directors (or any relative thereof), including without limitation any forms of discretionary compensation provided for in the above-referenced Employment Agreements, at any time when any of the following events have occurred and are continuing, and until such events have either been cured or waived by Lender: (i) failure of Borrower to have paid when due any Indebtedness or any other Obligation owing from Borrower to Lender, regardless of whether such indebtedness became due by lapse of time, declaration of acceleration, or otherwise; (ii) any failure of Borrower to satisfy the "Financial Covenants" for any period set forth in Section 13.14 of this Agreement and the Schedule hereto (such restrictions to apply only until the next period that Borrower satisfies such "Financial Covenants"); (iii) at any time when any monthly internally prepared financial statements or annual audited financial statements of Borrower have not been provided by the time such statements are required to be delivered to Lender in accordance with Section 5.2 of this Agreement; and (iv) upon the occurrence and during the continuance of any other Event of Default under this Agreement as to which Lender has delivered a written notice to Borrower declaring such occurrence to be an Event of Default hereunder.


INDEBTEDNESS:          Borrower  shall not  create,  incur,  assume or permit to
                       exist any  Indebtedness,  nor shall  Borrower  permit any
                       other Loan Party to  create,  incur,  assume or permit to
                       exist any  Indebtedness,  other than (i) the Obligations,
                       (ii) trade payables and other contractual  obligations to
                       suppliers and customers  incurred in the ordinary  course
                       of business,  (iii)  Indebtedness  incurred in connection
                       with the making of Capital  Expenditures  by Borrower and
                       all  other  Loan  Parties,  provided  that the  principal
                       amount of such  Indebtedness  incurred  during any fiscal
                       year of  Borrower  and all other Loan  Parties  shall not
                       exceed    $1,200,000,    (iv)   that   certain   existing
                       Indebtedness  which will continue in force  following the
                       Closing, a listing of which is attached hereto as EXHIBIT
                       14(K),  and (v) other  Indebtedness  to the  extent  such
                       Indebtedness  is  secured  by  a  Permitted   Encumbrance
                       hereunder.

================================================================================
TERM (SECTION 16.1):

                       The initial term of this Agreement shall be three (3) years from the date hereof (the "Initial Term") and shall be automatically renewed upon the mutual agreement of Lender and Borrower for successive periods of one (1) year each (each, a "Renewal Term"), unless earlier terminated as provided in Section 16 or 17 above or elsewhere in this Agreement.


================================================================================
TERMINATION FEE (SECTION 16.4):

                       (A) REVOLVING LOANS FACILITY. The Termination Fee applicable to the Revolving Loans Facility provided for in Section 16.4 shall be an amount equal to the following percentage of the average daily outstanding balance of the Obligations thereunder for the 180-day period (or lesser period, if applicable) preceding the date of termination:

                            (1) four percent (4%), if such early termination occurs during the Loan Year beginning on the Closing Date; and

                            (2) three percent (3%), if such early termination occurs during the Loan Year beginning on the first anniversary of the Closing Date.



                       (B) TERM LOAN. The prepayment premium applicable to the Term Loan provided for in Section 16.4 shall be equal to:

                            (1) four percent (4%) of the amount prepaid if such prepayment is made during the Loan Year beginning on the Closing Date; and


                            (2) three percent (3%) of the amount prepaid if such prepayment is made during the Loan Year beginning on the first anniversary of the Closing Date.


================================================================================
TRADEMARKS, LICENSES AND PATENTS (SECTION 18.1):

 Patent No.    Patent Date    Patent Owner   Description     Countries in which
                                              of Patent         Patent filed

 4,245,343       1-31-81        Datatec      Automatic Shunt     US & Canada
                                             Device
 1,164,065       3-20-84        Datatec      Automatic Shunt     US & Canada
                                             Device
 4,713,811       6-15-95        Datatec      Automatic           US
                                             Mode Switch
                                             for a series

COPYRIGHTS OWNED BY CASI
Computer-Aided Software Integration, Inc.
Integrator's Workbench Series
The Configurator

================================================================================
DISBURSEMENT (SECTION 19.12):

                       Unless and until Borrower otherwise directs Lender in writing, all loans shall be wired to Borrower's following operating account:


                       ---------------------------------------------------------
                       ---------------------------------------------------------
                       ---------------------------------------------------------
                       ---------------------------------------------------------

================================================================================
ADDITIONAL PROVISIONS:

                       (A) Article 7 of the Agreement is hereby amended to add the following provision as new Section 7.7 thereof:


                            7.7 EXCESS CASH FLOW PREPAYMENTS. Within sixty (60) days following receipt by Lender of Borrower's annual audited financial statements, commencing with such financial statements for Borrower's fiscal year ending April 30, 1998, Lender may deliver a notice to Borrower requiring Borrower to prepay the Term Loan in an amount up to twenty-five percent (25%) of Borrower's Excess Cash Flow for such year. Any prepayments required under this Section 7.7 are strictly at the sole option of Lender, and are payable within thirty (30) days following the date of demand by Lender. All amounts paid pursuant to this Section 7.7 shall be applied against the balloon payment coming due on the Maturity Date with respect to the Term Loan until such amount has been paid in full, and thereafter against payments coming due under the Note in the inverse order of the maturity of such payments. No Termination Fee or other form of prepayment premium shall be applied to any payments made under this Section 7.7.


                       (B) Notwithstanding the provisions of Article 14, and in particular Section 14(h) thereof, to the contrary, Borrower/Parent shall be permitted to make prepayments against the Subordinated Debt held by Plan C LLC, in an amount not to exceed twenty-five percent (25%) of Excess Cash Flow generated for the preceding fiscal year, such payments to be made not more frequently than annually, provided that all of the following conditions are satisfied: (1) such payment is made within sixty (60) days following Lender's receipt of Parent's annual audited financial statements, commencing with such financial statements for Parent's fiscal year ending April 30, 1998; (2) no Event of Default or Incipient Default exists either as of the last day in Parent's immediately preceding fiscal year or as of the date any such prepayment of Subordinated Indebtedness is to be made; and (3) the payment to Plan C LLC shall not create any Event of Default or Incipient Default hereunder; and
                       (4) after giving effect to such payment, Borrower shall have remaining Excess Availability in an amount not less than One Million Dollars ($1,000,000). In the event that the full amount of any payment proposed to be made to Plan C LLC hereunder is limited by the operation of clause (4) of the immediately preceding sentence, but a lesser payment could be made which would satisfy all conditions of the preceding sentence, Borrower/Parent shall be permitted to make the maximum payment to Plan C LLC which would satisfy all of the foregoing conditions.

                       (C) Notwithstanding the provisions of Article 14, and in particular Section 14(c) thereof, to the contrary, Parent shall be permitted to pay dividends, on a one-time-only basis, to certain of its former or current shareholders, including without limitation persons who were shareholders of corporations which have subsequently been merged with and into any of the Loan Parties, to the extent that such corporations, prior to being so merged, had in effect an election to be taxed as an S-Corporation under the Code (all such corporations being referred to herein collectively as the "Prior S-Corp."), which distributions shall be in an amount sufficient for the payment of federal and state income taxes payable by such shareholders for the final tax period, ending with the date the Prior S-Corp. was merged with and into the applicable Loan Party, for which tax period the Prior S-Corp. was taxed as a pass-through entity under the Code (such final tax period being referred to herein as the "Tax Year") and resulting from the inclusion in such shareholder's taxable income of the shareholder's share of the taxable income of the Prior S-Corp. for the Tax Year, subject to reasonable assumptions as to the marginal tax bracket to which the shareholders of the Prior S-Corp. generally are subject (the "Tax Amount"). Notwithstanding the foregoing, if for any tax period of the Prior S-Corp. prior to the Tax Year, the Prior S-Corp. had a loss for tax purposes (which loss has not been previously used to offset taxable income in accordance with this sentence), then for purposes of determining the Tax Amount for the Tax Year, the taxable income of the Prior S-Corp. for the current Tax Year shall be reduced by the amount of such loss. On or about the fifth (5th) day prior to the date on which estimated federal income tax payments in respect of the Tax Year are required to be paid by such individuals, Parent may make a distribution to the shareholders of the Prior S-Corp. which, together with prior distributions for the Tax Year on account of the Tax Amount, shall not exceed the lesser of (i) a reasonable estimate of the Tax Amount or (ii) $700,000, which will be comprised of forgiveness of distributions previously made by Parent and characterized as loans, in the total amount of approximately $450,000, with not more than $250,000 of such distributions being made in the form of disbursement after the Closing Date of additional amounts to shareholders of the Prior S-Corp without Lender's prior written consent.



Borrower:                               Lender:

DATATEC INDUSTRIES INC.,                FINOVA CAPITAL CORPORATION, a Delaware
a New Jersey corporation                corporation



By /s/ James C. Caci                    By  T.Horok
   -----------------                        ---------------------------
                                        Title Vice President

To the extent the foregoing Schedule to Loan and Security Agreement contains provisions which purport to extend to and bind any of the other Loan Parties, the undersigned hereby adopt and agree to be bound by the terms and provisions of this Schedule, and hereby make and deliver all representations, warranties, and covenants in favor of Lender which by their terms extend to the Loan Parties or any of them.

            GLASGAL COMMUNICATIONS, INC., A DELAWARE CORPORATION


            BY /s/ JAMES M. CACI
              ---------------------------------------------------


            HH COMMUNICATIONS, INC., AN ILLINOIS CORPORATION


            BY /s/ JAMES M. CACI
              ---------------------------------------------------


            COMPUTED-AIDED SOFTWARE INTEGRATION, INC.,
            A DELAWARE CORPORATION


            BY__________________________________________________